

Auction Closed

Contemporary Art Evening Sale

19 April 2021 • 19:00 HKT • Hong Kong

Please note that the results listed on this page are inclusive of Sotheby's Buyer's Premium and Overhead Premium, and exclusive of any applicable taxes and costs, unless otherwise noted.

Registration Advisory

SAVE

IMPORTANT NOTICE

Please note that all lots are sold subject to our Conditions of Business for Buyers and Authenticity Guarantee, which are set forth at the back of this catalogue and Conditions of Business for Sellers, which are available from Sotheby's offices on request. Prospective bidders should review the Conditions of Business, Authenticity Guarantee and the Buying at Auction guide.

Condition reports printed in the catalogue are intended as a guide only. Sotheby's will be pleased to provide more detailed reports on any lot on request. Nevertheless, prospective buyers are reminded that all lots are sold as shown and their attention is drawn to Condition 3 of the Conditions of Business for Buyers printed in this catalogue.

BUYING AT AUCTION

Please note that this guide to Buying at Auction and the subsequent Conditions of Business for Buyers are up to date as of the time of publication of this catalogue and are subject to change. We therefore advise that you consult the sale page on sothebys.com shortly before the auction for any updates.

Buying at Auction The following pages are designed to give you useful information on how to buy at auction. Sotheby's staff as listed at the front of this catalogue will be happy to assist you. However, it is important that you read the following information carefully and note that Sotheby's acts for the seller; you should refer in particular to Conditions 3 and 4 of the Conditions of Business for Buyers printed in this catalogue.
Prospective bidders should also consult www.sothebys.com for the most up to date cataloguing of the property in this catalogue.

Buyer's Premium and Overhead Premium A buyer's premium and overhead premium will be added to the hammer price and are payable by the buyer as part of the total purchase price. The buyer's premium is 25% of the hammer price up to and including HK$3,500,000, 20% of any amount in excess of HK$3,500,000 up to and including HK$31,000,000, and 13.9% of any amount in excess of HK$31,000,000. The overhead premium, which covers an allocation of Sotheby's overhead costs relating to our facilities, property handling and other administrative expenses, is 1% of the hammer price.

1. BEFORE THE AUCTION

Catalogue Subscriptions If you would like to take out a catalogue subscription, please ring (852) 2822 8142.

Deposit If you wish to bid on () lots in the printed catalogue and (✧) lots in the eCatalogue, you may be requested by Sotheby's to deliver to Sotheby's a deposit of HK$5,000,000 or such other higher amount as may be determined by Sotheby's (for any items of Chinese Works of Art, Fine Chinese Paintings, Fine Classical Chinese Paintings, Magnificent Jewels & Jadeite and Modern & Contemporary Art – Evening Sale) and of HK$2,000,000 or such higher amount as may be determined by Sotheby's (for any items in other categories), and any financial references, guarantees and/or such other security as Sotheby's may require in its absolute discretion as security for the bid.
For any lots other than Premium Lots, regardless of the low pre-sale estimate for the lot, Sotheby's reserves the right to request from prospective bidders to complete the pre- registration application form and to deliver
to Sotheby's a deposit of HK$1,000,000 or such higher amount as may be determined by Sotheby's (for any items of Chinese Works of Art, Fine Chinese Paintings, Fine Classical Chinese Paintings, Magnificent Jewels & Jadeite and Modern & Contemporary Art – Evening Sale) and of HK$500,000 or such other higher amount as maybe determined by Sotheby's (for any items in other categories) and any financial references, guarantees and/or such other security as Sotheby's may require in its absolute discretion as security for the bid.

Bidding in advance of the Live Auction Certain auctions have a period of online bidding followed by a live auction. In such cases, if you are unable to attend the live auction in person and wish to place bids, or simply wish to bid in advance of the live auction, you may do so on sothebys.com or via the Sotheby's App (each an "Online Platform" and together, the "Online Platforms"). In order to do so, you must register an account with Sotheby's and provide the requested information. Once you have done so, navigate to your desired lot and click the "Place Bid" button to start the process. You may bid at or above the starting bid displayed on the Online Platforms. Please note that Sotheby's reserves the right to amend the starting bid prior to the start of the live auction. You may also input your maximum bid which, upon confirmation, will be executed automatically up to this predefined maximum value, in response to other bids, including bids placed by Sotheby's on behalf of the seller, up to the amount of the reserve (if applicable). The current leading bid will be visible to all bidders; the value and status of your maximum bid will be visible only to you. If the status of your bid changes, you will receive notifications via email and push (if you have enabled push notifications on your device) prior to the start of the live auction. You may raise your maximum bid at any time in advance of the live auction. Please note that in certain circumstances clients who have been outbid may be reinstated as the leading bidder and will receive notification via email or push (if enabled on your device). Please refer further to the "BIDDING IN THE SALE section below. Online bids are made subject to the Additional Terms and Conditions for Online Bidding, which are published below and can also be viewed at sothebys.com, as well as the Conditions of Business applicable to the sale. Online bidding may not be available for Premium Lots.

Pre-sale Estimates Pre-sale estimates are intended as a guide for prospective buyers. Any bid between the high and low pre-sale estimates would, in our opinion, offer a chance of success. However, all lots can realise prices above or below the pre-sale estimates.

It is advisable to consult us nearer the time of sale as estimates can be subject to revision. The estimates do not include the buyer's premium and overhead premium.

Condition of Lots Prospective buyers are encouraged to inspect the property at the pre-sale exhibitions. Solely as a convenience, Sotheby's may provide condition reports. The absence of reference to the condition of a lot in the catalogue description does not imply that the lot is free from faults or imperfections. Please refer to Condition 3 of the Conditions of Business for Buyers below.

Electrical and Mechanical Goods All electrical and mechanical goods are sold on the basis of their artistic and decorative value only and should not be assumed to be operative. It is essential that prior to any intended use, the electrical system is checked and approved by a qualified electrician.

Provenance In certain circumstances, Sotheby's may publish the history of ownership of an item of property if such information contributes to scholarship or is otherwise well known and assists in distinguishing the item of property. However, the identity of the seller or previous owners may not be disclosed for a variety of reasons. For example, such information may be excluded to accommodate a seller's request for confidentiality or because the identity of prior owners is unknown given the age of the item of property.

2. BIDDING IN THE SALE

Bidding at the Live Auction Following any applicable online bidding period, bids may be executed during the live auction in person, on the telephone or online via an Online Platform. Auction speeds vary, but average between 50 and 120 lots per hour. The bidding steps are generally in increments of approximately 10% of the previous bid.
Please refer to Conditions 5 and 6 of the Conditions of Business for Buyers published below.
Bidders using an Online Platform are subject to the Additional Terms and Conditions for Online Bidding, which are published below and can also be viewed at sothebys.com, as well as the Conditions of Business applicable to the sale. Online bidding may not be available for Premium Lots.

Bidding in Person If you would like to bid in person at the live auction, you may register for a paddle prior to the start of the live auction through an Online Platform or by contacting Sotheby's. Alternatively, you may register for a paddle upon entering the saleroom. Proof of identity will be required. If you are a first-time bidder, you will also be asked for your address, phone number, email address and signature in order to create your account. If you have a Sotheby's Client Card, it will facilitate the registration process. If you wish to register to bid on a Premium Lot, please see the paragraph above.
Should you be the successful buyer of a lot, please ensure that your paddle can be seen by the auctioneer and that it is your number that is called out. Should there be any doubts as to price or buyer, please draw the auctioneer's attention to it immediately.
All lots sold will be invoiced to the name and address in which the paddle has been registered and cannot be transferred to other names and addresses.
Please do not mislay your paddle; in the event of loss, inform the Sales Clerk immediately. At the end of the sale, please return your paddle to the registration desk

Telephone Bids If you cannot attend the auction, it may be possible to bid on the telephone on lots with a minimum low estimate of HK$40,000. As the number of telephone lines is limited, it is necessary to make arrangements for this service 24 hours before the sale. We also suggest that you leave a maximum bid which we can execute on your behalf in the event we are unable to reach you by telephone. Multi-lingual staff are available to execute bids for you. Telephone bids are accepted only at Sotheby's discretion and at the caller's risk. Calls may also be recorded at Sotheby's discretion. By bidding on the telephone, prospective buyers consent thereto. Please refer to Condition 5 of the Conditions of Business for Buyers published below.

Absentee Bids For some sales (other than where the option to Advance Bid (as defined below) is enabled and a current bid is visible on the Online Platforms), if you are unable to attend the live auction in person, you may place your maximum bid prior to the start of the live auction on an Online Platform or by submitting your maximum bid in writing to Sotheby's. When the lot that you are interested in comes up for sale, the auctioneer will execute the bid on your behalf, making every effort to purchase the lot for as little as possible and never exceeding your limit. This service is free and confidential.

Advance Bidding For certain sales, bidders may submit bids in advance of the live auction ("Advance Bid") through an Online Platform, as described above or by submitting your maximum bid in writing to Sotheby's. For these sales, if you submit an Advance Bid prior to the live auction, the system will automatically bid on your behalf up to and including your predetermined maximum Advance Bid in response to other bids and will alert you via email and push notifications (if enabled on your device). During the live auction, if your Advance Bid remains as the leading bid, the auctioneer will execute your bid on your behalf in response to other bids. You may also continue to bid during the live auction above your predetermined maximum Advance Bid via an Online Platform using the Live Online Bidding method described below.

Live Online Bidding If you cannot attend the live auction, it is possible to bid live online via an Online Platform. For information about registering to bid via an Online Platform please refer to www.sothebys.com.

Consecutive and Responsive Bidding The auctioneer may open the bidding on any lot by placing a bid on behalf of the seller. The auctioneer may further bid on behalf of the seller, up to the amount of the reserve, by placing consecutive or responsive bids for a lot. Please refer to Condition 6 of the Conditions of Business for Buyers published below.

Employee Bidding Sotheby's employees may bid only if the employee does not know the reserve and fully complies with Sotheby's internal rules governing employee bidding.

3. THE AUCTION

Conditions of Business Sotheby's auctions are governed by the Conditions of Business for Sellers and Buyers and the Authenticity Guarantee. These apply to all aspects of the relationship between Sotheby's and actual and prospective bidders and buyers. Anyone considering bidding in the auction should read them carefully. They may be amended by way of notices posted in the saleroom or by way of announcement made by the auctioneer. Online bids are made subject to the Conditions of Business applicable to the sale and the Additional Terms and Conditions for Online Bidding, which are published below and can also be viewed at sothebys.com.

Interested Parties Announcement In situations where a person who is allowed to bid on a lot has a direct or indirect interest in such lot, such as the beneficiary or executor of an estate selling the lot, a joint owner of the lot, or a party providing or participating in a guarantee of the lot, Sotheby's will make an announcement in the sale room that interested parties may bid on the lot. In certain circumstances, interested parties may have knowledge of the reserves.

US Economic Sanctions The United States maintains economic and trade sanctions against targeted foreign countries, groups and organisations. There may be restrictions on the import into the United States of certain items originating in sanctioned countries, including Burma, Cuba, Iran, North Korea and Sudan. The purchaser's inability to import any item into the US or any other country as a result of these or other restrictions shall not justify cancellation or rescission of the sale or any delay in payment. Please check with the specialist department if you are uncertain as to whether a lot is subject to these import restrictions, or any other restrictions on importation or exportation.

Currency Board As a courtesy to bidders, a currency board is operated in many salerooms. It displays the lot number and current bid in both Hong Kong dollars and foreign currencies. Exchange rates are approximations based on recent exchange rate information and should not be relied upon as a precise invoice amount. Sotheby's assumes no responsibility for any error or omission in the currency amounts shown.

4. AFTER THE AUCTION

Invoices Successful bidders will receive an invoice detailing their purchase and giving instructions for payment and clearance of goods.

Payment Payment is due in HK dollars immediately after the sale and may be made by the following methods: Cash, Banker's Draft, Cheque, Wire Transfer and Credit Card (American Express, MasterCard, Union Pay & Visa).
It is against Sotheby's general policy to accept single or multiple related payments in the form of cash or cash equivalents in excess of the local currency equivalent of US$10,000.

It is Sotheby's policy to request any new clients or buyers preferring to make a cash payment to provide proof of identity (by providing some form of government issued identification containing a photograph, such as a passport, identity card or driver's licence) and confirmation of permanent address. Thank you for your co-operation.

Cheques and drafts should be made payable to Sotheby's Hong Kong Limited.
Although personal and company cheques drawn in HK dollars on Hong Kong banks are accepted, you are advised that property will not be released until such cheques have cleared unless you have a pre-arranged Cheque Acceptance Facility. Forms to facilitate this are available from the Finance Department in Hong Kong.

All charges are subject to acceptance by Sotheby's and by American Express, MasterCard, China UnionPay or Visa, as the case may be. In the case a charge is not approved, you will nevertheless be liable to Sotheby's for all sums incurred by you. Credit card purchases may not exceed HK$1,000,000. For all new clients to Sotheby's or those whom we have not transacted before, we reserve the right to accept credit card payments presented in person only. For further details please contact the Post Sale Services Department on +852 2822 5533.

Please note that Sotheby's reserves the right to decline payments received from anyone other than the buyer of record and that clearance of such payments will be required. Please contact our Post Sale Services if you have any questions concerning clearance.

We reserve the right to seek identification of the source of funds received.
The Conditions of Business require buyers to pay immediately for their purchases. However, in limited circumstances and with the seller's agreement, Sotheby's may grant buyers it deems creditworthy the option of paying for their purchases on an extended payment term basis. Credit terms must be arranged prior to the sale. In advance of determining whether to grant the extended payment terms, Sotheby's may require credit references and proof of identity and residence.

Collection and Storage All items from this auction will be transferred to Helu-Trans (HK) Pte Ltd [Sotheby's] where they will incur storage charge one month after the date of the auction at the following rate:
Storage charge: HK$1,800 per lot per month.
To arrange shipping or collection, please contact:
Post Sale Services
As printed in front of this catalogue

It is Sotheby's policy to request proof of identity on collection of a lot. Lots will be released to you or your authorised representative when full and final payment has been received by Sotheby's, appropriate photographic identification has been made, and a release note has been provided by Sotheby's (open Monday to Friday 9:30am - 6pm).
If you are in doubt about the location of your purchases, please contact the Sale Administrator prior to arranging collection. Removal, storage and handling charges may be levied on uncollected lots. Please refer to Condition 7 of the Condition of Business for Buyers printed in this catalogue.

Loss or Damage Buyers are reminded that Sotheby's accepts liability for loss or damage to lots for a maximum period of thirty (30) calendar days after the date of the live auction. Please refer to Condition 7 of the Conditions of Business for Buyers published below.

Shipping Sotheby's offers a comprehensive shipping service. Except if otherwise indicated in this Buying at Auction Guide, Sotheby's can advise buyers on exporting and shipping property, and arranging delivery.

For assistance, please contact:
Post Sale Services (Mon to Fri 9:30a.m. to 6:00 p.m.)
+852 2822 5533
FAX +852 2501 4266
hkpostsaleservices@sothebys.com

We will send you a quotation for shipping your purchase(s). Transit risk insurance may also be included in your quotation. If the quotation is accepted, we will arrange the shipping for you and will despatch the property as soon as possible after receiving your written agreement to the terms of the quotation, financial release of the property and receipt of any export licence or certificates that may be required. Despatch will be arranged at the buyer's expense. Sotheby's may charge an administrative fee for arranging the despatch.

EXPLANATION OF SYMBOLS

Symbol Key The following key explains the symbols you may see inside this catalogue.

✧ Premium Lots

In order to bid on "Premium Lots" (✧ in print catalogue, in eCatalogue), Sotheby's may request from prospective bidders to complete the pre-registration application form and to deliver to Sotheby's a deposit of HK$5,000,000 or such other higher amount as may be determined by Sotheby's (for any items of Chinese Works of Art, Fine Chinese Paintings, Fine Classical Chinese Paintings, Magnificent Jewels & Jadeite and Modern & Contemporary Art – Evening Sale) and of HK$2,000,000 or such other higher amount as may be determined by Sotheby's (for any items in other categories), and any financial references, guarantees and/or such other security as Sotheby's may require in its absolute discretion as security for the bid. If all lots in the catalogue are "Premium Lots", a Special Notice will be included to this effect and this symbol will not be used.

○ Guaranteed Property

The seller of lots with this symbol has been guaranteed a minimum price from one auction or a series of auctions. This guarantee may be provided by Sotheby's, or jointly by Sotheby's and a third party. Sotheby's and any third parties providing a guarantee jointly with Sotheby's benefit financially if a guaranteed lot Is sold successfully and may incur a loss if the sale is not successful. If the Guaranteed Property symbol for a lot is not included in the printing of the auction catalogue, a pre-sale or pre-lot announcement will be made indicating that there is a guarantee on the lot. If every lot in a catalogue is -guaranteed, the Important Notices in the sale catalogue will so state and this symbol will not be used for each lot.

△ Property in which Sotheby's has an Ownership Interest

Lots with this symbol indicate that Sotheby's owns the lot in whole or in part or has an economic interest in the lot equivalent to an ownership interest.

⋑ Irrevocable Bids

Lots with this symbol indicate that a party has provided Sotheby's with an irrevocable bid on the lot that will be executed during the sale at a value that ensures that the lot will sell. The irrevocable bidder, who may bid in excess of the irrevocable bid, will be compensated based on the final hammer price in the event he or she is not the successful bidder. If the irrevocable bidder is the successful bidder, he or she will be required to pay the full Buyer's Premium and Overhead Premium and will not be otherwise compensated. From time to time, Sotheby's may enter into irrevocable bid agreements that cover multiple lots. In such instances, the compensation Sotheby's will pay the irrevocable bidder is allocated to the lots for which the irrevocable bidder is not the successful purchaser. Under such circumstances, the total compensation to the irrevocable bidder will not exceed the total buyer's premium and other amounts paid to Sotheby's in respect of any lots for which the irrevocable bidder is not the successful bidder. If the irrevocable bid is not secured until after the printing of the auction catalogue, Sotheby's will notify bidders that there is an irrevocable bid on the lot by one or more of the following means: a pre-sale or pre-lot announcement, by written notice at the auction or by including an irrevocable bid symbol in the e-catalogue for the sale prior to the auction. From time to time, Sotheby's or any affiliated company may provide the irrevocable bidder with financing related to the irrevocable bid. If the irrevocable bidder is advising anyone with respect to the lot, Sotheby's requires the irrevocable bidder to disclose his or her financial interest in the lot. If an agent is advising you or bidding on your behalf with respect to a lot identified as being subject to an irrevocable bid, you should request that the agent disclose whether or not he or she has a financial interest in the lot.

* Interested Parties

Lots with this symbol indicate that parties with a direct or indirect interest in the lot may be bidding on the lot, including (i) the beneficiary of an estate selling the lot, or

(ii) the joint owner of a lot. If the interested party is the successful bidder, they will be required to pay the full Buyer's Premium and Overhead Premium. In certain instances, interested parties may have knowledge of the reserve. In the event the interested party's possible participation in the sale is not known until after the printing of the auction catalogue, a pre-lot announcement will be made indicating that interested parties may be bidding on the lot.

▫ No Reserve

Unless indicated by a box (▫), all lots included in this catalogue are offered subject to a reserve. A reserve is the confidential hammer price established between Sotheby's and the seller and below which a lot will not be sold. The reserve is generally set at a percentage of the low estimate and will not exceed the low estimate for the lot. If any lots included in this sale are offered without a reserve, these lots are indicated by a box (▫). If all lots included in this sale are offered without a reserve, a Special Notice will be included to this effect and the box symbol will not be used for each lot.

◉ Restricted Materials

Lots with this symbol have been identified at the time of cataloguing as containing organic material which may be subject to restrictions regarding import or export. The information is made available for the convenience of Buyers and the absence of the Symbol is not a warranty that there are no restrictions regarding import or export of the Lot; Bidders should refer to Condition 10 of the Conditions of Business for Buyers. Please also refer to the section on Endangered Species in the Buying at Auction Guide. As Indicated in the Endangered Species section, Sotheby's is not able to assist buyers with the shipment of any lots within this symbol into the US. A buyer's inability to export or import any lots with this symbol cannot justify a delay in payment or a sale's cancellation.

All shipments should be unpacked and checked on delivery and any discrepancies notified immediately to the party identified in your quotation and/or the accompanying documentation.

Export The export of any lot from Hong Kong or import into any other country may be subject to one or more export or import licences being granted. It is the buyer's responsibility to obtain any relevant export or import licence. The denial of any licence required or delay in obtaining such licence cannot justify the cancellation of the sale or any delay in making payment of the total amount due.

Sotheby's, upon request and for an administrative fee, may apply for a licence to export your lot(s) outside Hong Kong. Sotheby's recommends that you retain all import and export papers, including licences, as in certain countries you may be required to produce them to governmental authorities.

Endangered Species Items made of or incorporating plant or animal material, such as coral, crocodile, ivory, whalebone, tortoiseshell, etc., irrespective of age or value, may require a licence or certificate prior to exportation and require additional licences or certificates upon importation to any country outside Hong Kong. Please note that the ability to obtain an export licence or certificate does not ensure the ability to obtain an import licence or certificate in another country, and vice versa. For example, it is illegal to import African elephant ivory into the United States and there are other restrictions on the Importation of ivory into the US under certain US regulations which are designed to protect wildlife conservation. Sotheby's suggests that buyers check with their own government regarding wildlife import requirements prior to placing a bid. It is the buyer's responsibility to obtain any export or import licences and/or certificates as well as any other required documentation (please refer to Condition 10 of the Conditions of Business for Buyers published below). Please note that Sotheby's is not able to assist buyers with the shipment of any lots containing ivory and/or other restricted materials into the US. A buyer's inability to export or import these lots cannot justify a delay in payment or a sale's cancellation.

5. ADDITIONAL SERVICES

Financial Services Sotheby's offers a wide range of financial services including advances on consignments, as well as loans secured
by art collections not intended for sale. This is not an offer or solicitation and the services are subject to the laws and regulations of the jurisdictions in which the services are provided. For further information please contact Sotheby's Financial Services in London at +44 20 7293 6005.

Pre-sale Auction Estimates Sotheby's will be pleased to give preliminary pre-sale auction estimates for your property. This service is free of charge and is available from Sotheby's experts in Hong Kong on week days between 9.30am and 4.30pm. We advise you to make an appointment with the relevant expert department. Upon request, we may also travel to your home to provide preliminary pre-sale auction estimates.

Valuations The Valuation department provides written inventories and valuations for many purposes including insurance, probate and succession division, asset management and tax planning. Valuations can be tailored to suit most needs. Fees are highly competitive. For further information please contact the relevant Expert department on (852) 2524 8121, Fax (852) 2810 6238.

SALES AND USE TAXES

Buyers should note that local sales taxes or use taxes may become payable upon import of items following purchase (for example, use tax may be due when purchased items are imported into certain states in the US). Buyers should obtain their own advice in this regard.

In the event that Sotheby's ships items for a purchaser in this sale to a destination within a US state in which Sotheby's is registered to collect sales tax, Sotheby's is obliged to collect and remit the respective state's sales/use tax in effect on the total purchase price (including hammer price, buyer's premium, overhead premium and any shipping services including insurance), of such items, regardless of the country in which the purchaser resides or is a citizen. Where the purchaser has provided Sotheby's with a valid Resale Exemption Certificate prior to the release of the property, sales / use tax will not be charged. Clients who wish to provide resale or exemption documentation for their purchases should contact Post Sale Services.

CONDITIONS OF BUSINESS FOR BUYERS

The nature of the relationship between Sotheby's, Sellers and Bidders and the terms on which Sotheby's (as auctioneer) and Sellers contract with Bidders are set out below.

Bidders' attention is specifically drawn to Conditions 3 and 4 below, which require them to investigate lots prior to bidding and which contain specific limitations and exclusions of the legal liability of Sotheby's and Sellers. The limitations and exclusions relating to Sotheby's are consistent with its role as auctioneer of large quantities of goods of a wide variety and Bidders should pay particular attention to these Conditions.

1. Introduction

(a) Sotheby's and Sellers' contractual relationship with prospective Buyers is governed by:
(i) these Conditions of Business;
(ii) the Conditions of Business for Sellers displayed in the saleroom and which are available upon request from Sotheby's Hong Kong salerooms or by telephoning (852) 2524 8121;
(iii) Sotheby's Authenticity Guarantee as printed in the sale catalogue;
(iv) any additional notices and terms published by Sotheby's, including the guide to Buying At Auction; and
(v) in respect of online bidding via an Online Platform, the Additional Terms and Conditions for Online Bidding published below and available on www.sothebys.com and on the Sotheby's App, in each case as amended by any saleroom notice or auctioneer's announcement at the live auction.

(b) As auctioneer, Sotheby's acts as agent for the Seller. A sale contract is made directly between the Seller and the Buyer. However, Sotheby's may own a lot (and in such circumstances acts in a principal capacity as Seller) and/or may have a legal, beneficial or financial interest in a lot as a secured creditor or otherwise.

2. Common Terms

In these Conditions of Business:

"Bidder" is any person considering, making or attempting to make a bid, by whatever means, and includes Buyers;
"Buyer" is the person who makes the highest bid or offer accepted by the auctioneer, and includes such person's principal when bidding as agent;
"Buyer's Expenses" are any costs or expenses due to Sotheby's from the Buyer;
"Buyer's Premium" is the commission payable by the Buyer on the Hammer Price at the rates set out in the guide to Buying At Auction;
"Counterfeit" is as defined in Sotheby's Authenticity Guarantee;
"Hammer Price" is the highest bid accepted by the auctioneer by the fall of the hammer, (in the case of wine, as apportioned pro-rata by reference to the number of separately identified items in that lot), or in the case of a post-auction sale, the agreed sale price;
"Overhead Premium" is the allocation of Sotheby's overhead costs relating to Sotheby's facilities, property handling and other administrative expenses that is payable by the Buyer on the Hammer Price at the rates set out in the guide to Buying at Auction in the sale catalogue;
"Purchase Price" is the Hammer Price, Overhead Premium and applicable Buyer's Premium;
"Reserve" is the (confidential) minimum Hammer Price at which the Seller has agreed to sell a lot;
"Seller" is the person offering a lot for sale (including their agent (other than Sotheby's), executors or personal representatives);
"Sotheby's" means Sotheby's Hong Kong Ltd., which has its registered office at Level 54, Hopewell Centre, 183 Queen's Road East, Hong Kong;
"Sotheby's Company" means Sotheby's in the USA and any of its subsidiaries (including "Sotheby's") and Sotheby's Diamonds SA and its subsidiaries (in each case 'subsidiary' having the meaning of Section 2 of the Companies Ordinance Cap.622).

3. Duties of Bidders and of Sotheby's in respect of items for sale

(a) Sotheby's knowledge in relation to each lot is partially dependent on information provided to it by the Seller, and Sotheby's is not able to and does not carry out exhaustive due diligence on each lot. Bidders acknowledge this fact and accept responsibility for carrying out inspections and investigations to satisfy themselves as to the lots in which they may be interested.

(b) Each lot offered for sale at Sotheby's is available for inspection by Bidders prior to the sale. Sotheby's accepts bids on lots solely on the basis that Bidders (and independent experts on their behalf, to the extent appropriate given the nature and value of the lot and the Bidder's own expertise) have fully inspected the lot prior to bidding and have satisfied themselves as to both the condition of the lot and the accuracy of its description.

(c) Bidders acknowledge that many lots are of an age and type which means that they are not in perfect condition. All lots are offered for sale in the condition they are in at the time of the auction (whether or not Bidders are in attendance at the auction). Condition reports may be available to assist when inspecting lots. Catalogue descriptions and condition reports may on occasions make reference to particular imperfections of a lot, but Bidders should note that lots may have other faults not expressly referred to in the catalogue or condition report. Illustrations are for identification purposes only and will not convey full information as to the actual condition of lots.

(d) Information provided to Bidders in respect of any lot, including any estimate, whether written or oral and including information in any catalogue, condition or other report, commentary or valuation, is not a representation of fact but rather is a statement of opinion genuinely held by Sotheby's. Any estimate may not be relied on as a prediction of the selling price or value of the lot and may be revised from time to time in Sotheby's absolute discretion.

(e) No representations or warranties are made by Sotheby's or the Seller as to whether any lot is subject to copyright or whether the Buyer acquires copyright in any lot.

(f) Subject to the matters referred to at 3(a) to 3(e) above and to the specific exclusions contained at Condition 4 below, Sotheby's shall exercise such reasonable care when making express statements in catalogue descriptions or condition reports as is consistent with its role as auctioneer of lots in the sale to which these Conditions relate, and in the light of (i) the information provided to it by the Seller; (ii) scholarship and technical knowledge; and (iii) the generally accepted opinions of relevant experts, in each case at the time any such express statement is made.

4. Exclusions and limitations of liability to Buyers

(a) Sotheby's shall refund the Purchase Price to the Buyer in circumstances where it deems that the lot is a Counterfeit and each of the conditions of the Authenticity Guarantee has been satisfied.

(b) In the light of the matters in Condition 3 above and subject to Conditions 4(a) and 4(e), neither any Sotheby's Company nor the Seller:
(i) is liable for any errors or omissions in information provided to Bidders by Sotheby's (or any Sotheby's Company), whether orally or in writing, whether negligent or otherwise, except as set out in Condition 3(f) above;
(ii) gives any guarantee or warranty to Bidders and any implied warranties and conditions are excluded (save in so far as such obligations cannot be excluded by law) other than the express warranties given by the Seller to the Buyer in Condition 2 of the Sellers' Conditions of Business;
(iii) accepts responsibility to any Bidders in respect of acts or omissions (whether negligent or otherwise) by Sotheby's in connection with the conduct of auctions or for any matter relating to the sale of any lot.

(c) Unless Sotheby's owns a lot offered for sale, it is not responsible for any breach of these conditions by the Seller.

(d) Without prejudice to Condition 4(b), any claim against Sotheby's or the Seller by a Bidder is limited to the Purchase Price with regard to that lot. Neither Sotheby's nor the Seller shall under any circumstances be liable for any consequential losses.

(e) None of this Condition 4 shall exclude or limit Sotheby's liability in respect of any fraudulent misrepresentation made by Sotheby's or the Seller, or in respect of death or personal injury caused by the negligent acts or omissions of Sotheby's or the Seller.

5. Bidding at Auction

(a) Sotheby's has absolute discretion to refuse admission to the live auction. Bidders who wish to bid in person must complete a Paddle Registration Form and supply such information and references as required by Sotheby's. Bidders act as principal unless they have Sotheby's prior written consent to bid as agent for another party. Bidders are personally liable for their bid and are jointly and severally liable with their principal if bidding as agent.

(b) Where available, telephone bids are offered as an additional service for no extra charge, at the Bidder's risk and shall be undertaken with reasonable care subject to Sotheby's other commitments at the time of the live auction; Sotheby's therefore cannot accept liability for failure to place such bids save where such failure is unreasonable. Telephone bids may be recorded.

(c) Online bids are made subject to the Additional Terms and Conditions for Online Bidding (published below) and available on www.sothebys.com or via the Sotheby's App which apply which apply in relation to bids submitted via an Online Platform, in addition to these Conditions of Business.

6. Conduct of the Auction

(a) Unless otherwise specified, all lots are offered subject to a Reserve, which shall be no higher than the low presale estimate at the start of the live auction.

(b) The auctioneer has absolute discretion at any time to refuse or accept any bid, withdraw any lot, re-offer a lot for sale (including after the fall of the hammer), and take such other action as he reasonably thinks fit.

(c) During the live auction, the auctioneer will commence and advance the bidding at levels and in increments he considers appropriate and is entitled to place a bid or series of bids on behalf of the Seller up to the Reserve on the lot, without indicating he is doing so and whether or not other bids are placed.

(d) Subject to Condition 6(b), the contract between the Buyer and the Seller is concluded on the striking of the auctioneer's hammer, whereupon the Buyer becomes liable to pay the Purchase Price.

(e) Any post-auction sale of lots offered at auction shall incorporate these Conditions as if sold in the live auction.

7. Payment and Collection

(a) Unless otherwise agreed, payment of the Purchase Price for a lot and any Buyer's Expenses are due in Hong Kong dollars immediately on conclusion of the live auction (the "Due Date") notwithstanding any requirements for export, import or other permits for such lot.

(b) Title in a purchased lot will not pass until Sotheby's has received the Purchase Price and Buyer's Expenses for that lot in cleared funds. Sotheby's is not obliged to release a lot to the Buyer until title in the lot has passed and appropriate identification has been provided, and any earlier release does not affect the passing of title or the Buyer's unconditional obligation to pay the Purchase Price and Buyer's Expenses.

(c) The Buyer is obliged to arrange collection of purchased lots no later than thirty (30) calendar days after the date of the live auction. Purchased lots are at the Buyer's risk (and therefore their sole responsibility for insurance) from the earliest of i) collection or ii) the thirty-first calendar day after the auction. Until risk passes, Sotheby's will compensate the Buyer for any loss or damage to the lot up to a maximum of the Purchase Price paid. Buyers should note that Sotheby's assumption of liability for loss or damage is subject to the exclusions set out in Condition 6 of the Conditions of Business for Sellers.

8. Remedies for non-payment

Without prejudice to any rights the Seller may have, if the Buyer without prior agreement fails to make payment in full for the lot within five days of the live auction, or in accordance with any payment schedule agreed with Sotheby's, Sotheby's may in its sole discretion (having informed the Seller) exercise one or more of the following remedies:

(a) store the lot at its premises or elsewhere at the Buyer's sole risk and expense;

(b) terminate the contract of the sale of the lot, retaining the right to damages for the Buyer's breach of contract;

(c) set off any amounts owed to the Buyer by a Sotheby's Company against any amounts owed to Sotheby's by the Buyer in respect of the lot and/or any shortfall in the Purchase Price and Buyer's Expenses in the event of a resale under Condition 8(h) below (on a pro-rata basis where more than one lot is purchased by the Buyer at the auction and is then resold), and/or any claim by Sotheby's against the Buyer for damages for the Buyer's breach of contract (including but not limited to the Buyer's Premium and Overhead Premium in the event of a termination of the sale contract);

(d) apply as Sotheby's sees fit any payments, including deposits, made by or on behalf of the Buyer in respect of this transaction or otherwise, towards (i) any costs, Buyer's Expenses or debts owed by the Buyer to any Sotheby's Company , and/or (ii) any shortfall in the Purchase Price and Buyer's Expenses in the event of a resale under Condition 8(h) below (on a pro-rata basis where more than one lot is purchased by the Buyer at the auction and is then resold), and/or (iii) any claim by Sotheby's against the Buyer for damages for the Buyer's breach of contract (including but not limited to the Buyer's Premium and Overhead Premium in the event of a termination of the sale contract). For the avoidance of doubt, if more than one lot is purchased by the Buyer at the auction and the Buyer makes a partial payment but fails to pay in full the Purchase Price of all lots purchased by him within five days of the auction or in accordance with any payment schedule agreed with Sotheby's, Sotheby's is entitled, at its absolute discretion, to reject any instruction or request that the whole or a part of such partial payment be applied towards the Purchase Price of, and/or the shortfall and/or Sotheby's claim for damages in respect of, any particular lot(s) purchased by the Buyer;

(e) reject future bids from the Buyer or render such bids subject to payment of a deposit; such deposit to be applied at Sotheby's discretion in the event of subsequent non-payment or late payment;

(f) charge interest at a rate not exceeding 2% per month from the Due Date to the date the Purchase Price and relevant Buyer's Expenses are received in cleared funds;

(g) exercise a lien over any of the Buyer's property which is in the possession of a Sotheby's Company. Sotheby's shall inform the Buyer of the exercise of any such lien and within 14 days of such notice may arrange the sale of such property and apply the proceeds to the amount owed to Sotheby's, and/or any shortfall in the Purchase Price and Buyer's Expenses in the event of a resale under Condition 8(h) below (on a pro-rata basis where more than one lot is purchased by the Buyer at the auction and is then resold), and/or any claim by Sotheby's against the Buyer for damages for the Buyer's breach of contract (including but not limited to the Buyer's Premium and Overhead Premium in the event of a termination of the sale contract);

(h) resell the lot by auction or private sale, with estimates and reserves at Sotheby's discretion. In the event such resale is for less than the Purchase Price and Buyer's Expenses for that lot, the Buyer will remain liable for the shortfall together with all costs incurred in such resale;

incurred in such resale;

(i) commence legal proceedings to recover the Purchase Price and Buyer's Expenses for that lot, or to claim damages for the Buyer's breach of contract, together with interest and the costs of such proceedings on a full indemnity basis; or

(j) release the name and address of the Buyer to the Seller to enable the Seller to commence legal proceedings to recover the amounts due or claim damages for the Buyer's breach of contract and legal costs. Sotheby's will take reasonable steps to notify the Buyer prior to releasing such details to the Seller.

9. Bidder's and/or Buyer's Warranties

(a) The Bidder and/or Buyer warrants that:
(i) the Bidder and/or Buyer is not subject to trade sanctions, embargoes or any other restriction on trade in the jurisdiction in which it does business as well as under the laws of Hong Kong, the European Union, the laws of England and Wales, or the laws and regulations of the United States, and is not owned (nor partly owned) or controlled by such sanctioned person(s) (collectively, "Sanctioned Person(s)"); and
(ii) the funds used for purchase and settlement of the lot(s) are not connected with nor have any link to nor are derived from any criminal activity, including without limitation tax evasion, money laundering, terrorist activities or other criminal activity, and the Bidder/Buyer is neither under investigation, nor has been charged with or convicted of without limitation, tax evasion, money laundering, terrorist activities or other criminal activity.

(b) Where the Bidder is bidding on behalf of another person or acting as agent (in either case, for the purposes of this Condition 9(b), the "Agent") for another party (the "Principal(s)"), the Agent warrants in its own capacity (in addition to the warranties set out in Condition 9(a)) that:
(i) the Principal(s) is not a Sanctioned Person(s) nor owned (or partly owned) or controlled by Sanctioned Person(s);
(ii) the funds used for purchase and settlement of the lot(s) are not connected with, nor have any link to any criminal activity, including without limitation tax evasion, money laundering, terrorist activities or other criminal activity and that the arrangements between the Agent and the Principal(s) of the lot(s) or otherwise do not, in whole or in part facilitate tax crimes;
(iii) the lot(s) purchased by the Agent or the Principal(s) is not being purchased for the purposes of, or being used in any way connected with, or to facilitate breaches of any applicable tax, anti-money laundering or anti-terrorism laws or regulations;
(iv) the Agent has conducted appropriate customer due diligence on the Principal(s) of the lot(s) in accordance with all applicable anti-money laundering and sanctions laws and regulations and the Agent does not know and has no reason to suspect that the funds used for settlement are derived from or connected with proceeds of any criminal activity including without limitation tax evasion, or that the ultimate buyer(s) is under investigation, or has been charged with or convicted of money laundering, terrorist activities or other criminal activity; and
(v) the Agent consents to Sotheby's relying on the Agent's customer due diligence, and the Agent will retain for a period of not less than 5 years the documentation evidencing the Agent's customer due diligence. The Agent will make such documentation promptly available for immediate inspection by an independent third-party auditor upon Sotheby's written request to do so.

(c) The Bidder and/or Buyer hereby undertakes and warrants that none of the funds used for purchase and settlement will be funded by any Sanctioned Person(s), nor will any party involved in the transaction including financial institutions, freight forwarders or other forwarding agents or any other party be a Sanctioned Person(s) nor owned (or partly owned) or controlled by a Sanctioned Person(s), unless such activity is authorized in writing by the government authority having jurisdiction over the transaction or in applicable law or regulation.

(d) Sotheby's reserves the right to seek identification of the source of funds received, and to make enquiries about any person transacting with Sotheby's. If Sotheby's has not completed its enquiries in respect of anti-money laundering, anti-terrorist financing or other checks as it considers appropriate concerning the Bidder and/or Buyer or the Seller to Sotheby's satisfaction at its discretion, Sotheby's shall be entitled either not to complete or to cancel the sale of any lot, as appropriate, and to take any further action required or permitted under applicable law without any liability to the Bidder and/or Buyer.

10. Failure to collect purchases

(a) If the Buyer pays the Purchase Price and Buyer's Expenses but fails to collect a purchased lot within thirty calendar days of the live auction, the lot will be stored at the Buyer's expense (and risk) at Sotheby's or with a third party.

(b) If a purchased lot is paid for but not collected within six months of the live auction, the Buyer authorises Sotheby's, having given notice to the Buyer, to arrange a resale of the item by auction or private sale, with estimates and reserves at Sotheby's discretion. The proceeds of such sale, less all costs incurred by Sotheby's, will be forfeited unless collected by the Buyer within two years of the original auction.

11. Export and Permits

It is the Buyer's sole responsibility to identify and obtain any necessary export, import, firearm, endangered species or other permit for the lot and to complete any required export or import manifest, list or documentation. Any symbols or notices published in respect of the lot reflect Sotheby's reasonable opinion at the time of cataloguing and offer Bidders general guidance only. Without prejudice to Conditions 3 and 4 above, Sotheby's and the Seller make no representations or warranties as to whether any lot is or is not subject to export or import restrictions or any embargoes. The denial of any permit or licence shall not justify cancellation or rescission of the sale contract or any delay in payment. We shall not be responsible for any liability arising from any failure to complete or submit the required export or import manifest, list or documentation.

12. General

(a) All images and other materials produced for the auction are the copyright of Sotheby's, for use at Sotheby's discretion.

(b) Notices to Sotheby's should be in writing and addressed to the department in charge of the sale, quoting the reference number of the sale. Notices to Sotheby's clients shall be addressed to the last address formally notified by them to Sotheby's.

(c) Should any provision of these Conditions of Business be held unenforceable for any reason, the remaining provisions shall remain in full force and effect.

(d) These Conditions of Business are not assignable by any Buyer without Sotheby's prior written consent, but are binding on Buyers' successors, assigns and representatives. No act, omission or delay by Sotheby's shall be deemed a waiver or release of any of its rights.

(e) The materials listed in Condition 1(a) above set out the entire agreement and understanding between the parties with respect to the subject matter hereof. It is agreed that, save in respect of liability for fraudulent misrepresentation, no party has entered into any contract pursuant to these terms in reliance on any representation, warranty or undertaking which is not expressly referred to in such materials.

13. Data Protection

Sotheby's will hold and process the Buyer's personal information and may share it with another Sotheby's Group Company for use as described in, and in line with, Sotheby's Privacy Policy published on Sotheby's website at www.sothebys.com or available on request by email to enquiries@sothebys.com.

14. Law and Jurisdiction

Governing Law These Conditions of Business and all aspects of all matters, transactions or disputes to which they relate or apply (including any online bids in the sale to which these Conditions apply) shall be governed by and interpreted in accordance with Hong Kong law.

Jurisdiction For the benefit of Sotheby's, all Bidders and Sellers agree that the Hong Kong Courts are to have exclusive jurisdiction to settle all disputes arising in connection with all aspects of all matters or transactions to which these Conditions of Business relate or apply. All parties agree that Sotheby's shall retain the right to bring proceedings in any court other than the Hong Kong Courts.

Service of Process All Bidders and Sellers irrevocably consent to service of process or any other documents in connection with proceedings in any court by facsimile transmission, personal service, delivery by mail or in any other manner permitted by Hong Kong law, the law of the place of service or the law of the jurisdiction where proceedings are instituted, at the last address of the Buyer or Seller known to Sotheby's or any other usual address.

July 2020

ADDITIONAL TERMS AND CONDITIONS FOR ONLINE BIDDING

The following terms and conditions (the "Online Terms") provide important information related to online bidding on sothebys.com or via the Sotheby's App (each, an "Online Platform" and together, the "Online Platforms").
These Online Terms are in addition to and subject to the same law which governs our standard Conditions of Business for Sellers, Conditions of Business for Buyers, the authenticity guarantee and any other terms that are applicable to the relevant sale (together "Conditions of Business"), and are not intended in any way to replace them. By participating in this sale via any Online Platform, you acknowledge that you are bound by the Conditions of Business applicable in the relevant sale and by these Online Terms.

Advanced Bidding

1. In the case of certain auctions, bidders can bid in advance of the live auction through an Online Platform ("Advance Bids"). In order to do so, you must register an account with Sotheby's and provide requested information. You may bid at or above the starting bid displayed on the relevant Online Platform. Please note that Sotheby's reserves the right to amend the starting bid prior to the start of the live auction.

You may also input a maximum bid which, upon confirmation, will be executed automatically up to this predefined maximum value, in response to other bids, including bids placed by Sotheby's on behalf of the seller, up to the amount of the reserve (if applicable). Please note that reserves may be set at any time before the start of the live auction and your maximum bid may be executed against the reserve once such reserve is set. Bids placed by Sotheby's on behalf of the seller, up to the amount of the reserve, will be counted towards the total bid count displayed on the Online Platform.

The current leading bid will be visible to all bidders; the value and status of your maximum bid will be visible only to you unless it is the leading bid. If the status of your bid changes, you will receive notifications via email and push (if you have the Sotheby's App installed) leading up to the live auction. You may raise your maximum bid at any time in advance of the live auction. Once the live auction begins, the auctioneer will open bidding at the current leading bid. The system will continue to bid on your behalf up to your predetermined maximum bid, or you may continue to bid via an Online Platform during the live auction at the next increment. You may nevertheless lower your maximum bid prior to the live auction by contacting Sotheby's, except that you may not lower it to a level lower than the current leading bid.
Please note that in certain circumstances, clients who have been outbid may be reinstated as the leading bidder and will receive notification via email or push (if enabled on your device).

Live Online Bidding

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2. Once it commences, a live auction is by its nature fast-moving and bidding may progress very quickly. The procedure for placing bids during the live auction is therefore a one-step process; as soon as the "Place Bid" button is clicked, a bid is submitted. By bidding online, you accept and agree that bids submitted in this way are final and that you may not be permitted to amend or retract your bid. If a successful bid is sent to Sotheby's from an Online Platform using your Sotheby's account, you irrevocably agree to pay the full purchase price, including buyer's premium, overhead premium and all applicable taxes and other applicable charges. You may nevertheless lower your maximum bid prior to the live auction by contacting Sotheby's, except that you may not lower it to a level lower than the current leading bid.

3. The next bidding increment is shown for your convenience. The auctioneer has discretion to vary increments for bidders in the auction room and on the telephone but bidders using Online Platforms to bid may not be able to place a bid in an amount other than a whole bidding increment. All bidding for the sale will be in the domestic currency of the sale location, and online bidders will not be able to see the currency conversion board that may be displayed in the auction room.

General use of an Online Platform.

4. By bidding via an Online Platform, you accept and agree that bids submitted in this way are final and that you may not be permitted to amend or retract your bid. If a successful bid is sent to Sotheby's from an Online Platform using your Sotheby's account, you irrevocably agree to pay the full purchase price, including buyer's premium, overhead premium and all applicable taxes and other applicable charges.

5. The record of sale kept by Sotheby's will be taken as absolute and final in all disputes. In the event of a discrepancy between any online records or messages provided to you and the record of sale kept by Sotheby's, the record of sale will govern.

6. Online bidders are responsible for making themselves aware of all saleroom notices and announcements which will be accessible on the Online Platforms.

7. Sotheby's reserves the right to refuse or revoke permission to bid via Online Platforms and to remove bidding privileges during a sale.

8. The purchase information shown in the "My Bids" section of the Sotheby's App and in the "Account Activity" section of "My Account" on sothebys.com is provided for your convenience only. Successful bidders will be notified and invoiced after the sale. In the event of any discrepancy between the online purchase information which may or may not be shown in the My Bids section and the invoice sent to you by Sotheby's following the sale, the invoice prevails. Terms and conditions for payment and collection of property remain the same regardless of how the winning bid was submitted.

9. Sotheby's offers online bidding as a convenience to our clients. Sotheby's is not responsible for any errors or failures to execute bids placed online, including, without limitation, errors or failures caused by (i) a loss of connection to the internet or to the online bidding software by either Sotheby's or the client; (ii) a breakdown or problems with the online bidding software; or (iii) a breakdown or problems with a client's internet connection, computer or electronic device. Sotheby's is not responsible for any failure to execute an online bid or for any errors or omissions in connection therewith.

10. Online bidding will be recorded.

11. In the event of any conflict between theses Online Terms and Sotheby's Conditions of Business and the terms of Sotheby's Authenticity Guarantee, Sotheby's Conditions of Business and Authenticity Guarantee will control.

GENERAL AUTHENTICITY GUARANTEE

If Sotheby's sells an item which subsequently is shown to be a "counterfeit", subject to the terms below Sotheby's will set aside the sale and refund to the Buyer the total amount paid by the Buyer to Sotheby's for the item, in the currency of the original sale.

For these purposes, "counterfeit" means a lot that in Sotheby's reasonable opinion is an imitation created to deceive as to authorship, origin, date, age, period, culture or source, where the correct description of such matters is not reflected by the description in the catalogue (taking into account any Glossary of Terms). No lot shall be considered a counterfeit by reason only of any damage and/or restoration and/ or modification work of any kind (including repainting or over-painting).

Please note that this Guarantee does not apply if either:-

(i) the catalogue description was in accordance with the generally accepted opinions of scholar(s) and expert(s) at the date of the sale, or the catalogue description indicated that there was a conflict of such opinions or
(ii) the only method of establishing at the date of the sale that the item was a counterfeit would have been by means of processes not then generally available or accepted, unreasonably expensive or impractical to use or likely to have caused damage to the lot or likely (in Sotheby's reasonable opinion) to have caused loss of value to the lot or
(iii) there has been no material loss in value of the lot from its value had it been in accordance with its description.

This Guarantee is provided for a period of five (5) years after the date of the relevant auction, is solely for the benefit of the Buyer and may not be transferred to any third party. To be able to claim under this Guarantee, the Buyer must:-
(i) notify Sotheby's in writing within three (3) months of receiving any information that causes the Buyer to question the authenticity or attribution of the item, specifying the lot number, date of the auction at which it was purchased and the reasons why it is thought to be counterfeit and
(ii) return the item to Sotheby's in the same condition as at the date of sale to the Buyer and be able to transfer good title in the item, free from any third party claims arising after the date of the sale.

Sotheby's has discretion to waive any of the above requirements. Sotheby's may require the Buyer to obtain at the Buyer's cost the reports of two independent and recognised experts in the field, mutually acceptable to Sotheby's and the Buyer. Sotheby's shall not be bound by any reports produced by the Buyer, and reserves the right to seek additional expert advice at its own expense. In the event Sotheby's decides to rescind the sale under this Guarantee, it may refund to the Buyer the reasonable costs of up to two mutually approved independent expert reports.

IMPORTANT NOTICE TO BUYERS

PRE-REGISTRATION

Clients who wish to bid on lots marked
in the printed catalogue and
in the eCatalogue ("Premium Lots") may be requested by Sotheby's to complete the pre-registration application form and to deliver to Sotheby's a deposit of HK$5,000,000 or such other higher amount as may be determined by Sotheby's (for any items of Chinese Works of Art, Fine Chinese Paintings, Fine Classical Chinese Paintings, Magnificent Jewels & Jadeite and Modern & Contemporary Art – Evening Sale)and of HK$2,000,000 or such other higher amount as may be determined by Sotheby's (for any items in other categories), and any financial references, guarantees and/or such other security as Sotheby's may require in its absolute discretion as security for the bid. If all lots in the catalogue are "Premium Lots", a Special Notice will be included to this effect and this symbol will not be used. The Live Online Bidding is not available for Premium Lots.

For any lots other than Premium Lots, regardless of the low pre-sale estimate for the lot, Sotheby's reserves the right to request from prospective bidders to complete the preregistration application form and to deliver to Sotheby's a deposit of HK$1,000,000 or such higher amount as may be determined by Sotheby's (for any items of Chinese Works of Art, Fine Chinese Paintings, Fine Classical Chinese Paintings, Magnificent Jewels & Jadeite and Modern & Contemporary Art – Evening Sale)and of HK$500,000 or such other higher amount as may be determined by Sotheby's (for any items in other categories) and any financial references, guarantees and/or such other security as Sotheby's may require in its absolute discretion, as security for the bid.

Sotheby's reserves the right to request at any time any additional deposit, guarantee and/or such other security as Sotheby's may determine from any bidder whose total bidding (hammer price plus buyer's premium) has reached or exceeded ten times the amount of that bidder's deposit. The amount of the additional deposit, guarantee and/or other security shall be determined by Sotheby's at its sole discretion and Sotheby's reserves the right to reject any further bidding from that bidder until such additional deposit, guarantee and/or other security has been delivered to Sotheby's.

Sotheby's has no obligation to accept any preregistration application. Sotheby's decision in this regard shall be final.

Clients are requested to contact Sotheby's at least 3 working days prior to the relevant sale in order to allow Sotheby's to process the preregistration, and to bear in mind that Sotheby's is unable to obtain financial references over weekends or public holidays. Any required deposits shall be paid in Hong Kong dollars by way of wire transfer or debit/credit card (clients must present their cards in person to Sotheby's).

If a client is not successful on any lot, Sotheby's will arrange for a refund (subject to any right of set off) of the deposit amount paid by such client without interest within 14 working days of the date of the sale. Any exchange losses or fees associated with the refund shall be borne by the client.

Clients may not be allowed to register and bid on a lot if Sotheby's fails to receive a completed pre-registration application form or any financial references, guarantees, deposits or other security as requested by Sotheby's or if the pre-registration application is not accepted by Sotheby's.

COLLECTION AND STORAGE

Storage charge will be incurred for uncollected items from this sale one month after the date of the auction at HK$1,800 per lot per month. Please refer to 'Guide for Prospective Buyers' for details.

JULY 2020

重要通知

請注意所有拍賣品皆受制於目錄後給買家業務規則及真品保證，以及可於蘇富比辦事處索取給賣家業務規則。準買家應細閱買家業務規則，真品保證及於拍賣會上購買指引。

目錄中的狀況報告用意在於為準買家提供指引。如有要求的話蘇富比樂意提供任何物品之詳細報告。無論如何，請準買家注意所有物品皆以出示的狀況出售及注意給買家業務規則交易條款3。

於拍賣會上購買指引

請留意，本「於拍賣會上購買指引」及後列「買;家之業務規則」的最新版本以本圖錄之出版時間為準，並可能有所更改。因此，我們建議您在拍賣前，登上蘇富比網站 sothebys.com 的拍賣頁面查看任何更新。

於拍賣會上購買　下文旨在給予閣下有關如何在拍賣會上購買之實用資料。於本圖錄前部份所列之蘇富比職員將樂意協助閣下。然而，閣下務須詳閱下列資料，並須注意蘇富比乃為賣方行事閣下尤其應省閱載於本圖錄之業務規則第3 條及第4 條。準買家應參閱www.sothebys.com有關此圖錄的拍賣品之最新資料。

買家酬金及營運附加費　落槌價將加上買家酬金及營運附加費，並由買家支付，作為總買入價之一部份。拍賣品「落槌價 」為港幣 3,500,000 元或以下, 酬金以「落槌價」 之25% 計算；超過港幣3,500,000至 31,000,000 元之部份, 則以20% 計算；超過港幣31,000,000 元之部份, 則以 13.9% 計算。營運附加費涵蓋與設施、物品處理及其他行政費用相關的營運開支，為落槌價之1%。

1. 拍賣前

訂金　如閣下有意競投目錄中( )或電子目錄中( )所載的拍賣品，蘇富比可要求閣下，就高估價拍賣品交付蘇富比港幣5,000,000元的訂金或其他更大金額的訂金（此適用於任何中國藝術品，中國書畫，中國古代書畫，瑰麗珠寶與翡翠首飾及現當代藝術晚間拍賣）及交付港幣2,000,000 元或其他由蘇富比決定之更大金額的訂金（此適用於任何其他類別之拍賣品）及任何財務狀況証明，擔保或/及其他由蘇富比全權酌情決定要求的抵押作為參加蘇富比競投的保障。除高估價拍賣品外之其他拍賣品,不論拍賣品之拍賣前低位估價為何,蘇富比有權要求準競投人填寫預先登記申請表及交付蘇富比港幣1,000,000 元或其他由蘇富比決定之更大金額的訂金(此適用於任何中國藝術品,中國書畫,中國古代書畫,瑰麗珠寶與翡翠手飾及現當代藝術晚間拍賣)及交付港幣500,000 元或其他由蘇富比決定之更大金額的訂金(此適用於任何其他類別之拍賣品)及任何財務狀況証明,擔保或/及其他由蘇富比全權酌情決定要求的抵押作為參加蘇富比競投的保障。

現場拍賣會前預先競投　某些拍賣在拍賣會開始前有一段時間接受網上競投。閣下如未能親身出席此等拍賣會，並希望競投，或希望在拍賣會開始前競投，可透過網頁sothebys.com 或蘇富比應用程式參與（各自為「網上（競投）平台」之一，合共組成「網上（競投）平台」）。為確保競投順利，閣下必須於蘇富比登記賬戶並提供所需資料。完成登記手續後，可進入目標拍品之頁面，點擊「Place Bid」按鈕進行出價。閣下之出價可能與網上（競投）平台顯示之起標價相同，或高於此金額。請留意，蘇富比保留於拍賣會開始前修改起標價之權利。閣下亦可輸入最高競投，經確認後，平台會自動代閣下競投，以回應其他競投，包括蘇富比代表賣家以底價為最高限額（如適用）之競投，直至達到閣下之最高競投為止。所有競投人均能看見拍品當前之最高競投而閣下本人最高競投之金額及詳情只供閣下查閱。如閣下之競投情況有變，閣下將會收到電郵及推送通知（如閣下已開啟電子設備之推送通知功能），直至拍賣會開始。閣下可於拍賣會開始前任何時間提高最高競投。請留意在某些情況下，競投被超越之競投人可能會重新成為最高競投者，並收到電郵或推送通知（如閣下已開啟電子設備之推送通知功能）。請進一步參閱下文「拍賣之競投」章節。網上競投須受「網上競投之額外條款及細則」及適用於本拍賣之「業務規則」約束，「網上競投之額外條款及細則」列於下文， 在sothebys.com 上亦可供查閱。網上競投或不適用於高估價拍品。

拍賣前估價　拍賣前估價用意在於為準買家提供指引。本公司認為,介乎拍賣前高位與低位估價間之任何競投價均有成功機會。然而,所有拍賣品之價格可能高於或低於拍賣前估價。由於估價可予修改,因此閣下應在臨近拍賣時諮詢本公司。估價並不包括買家酬金及營運附加費。

拍賣品之狀況　準買家應於拍賣前之展覽會上視察拍賣品。純為方便買家，蘇富比亦會提供拍賣品狀況報告。如圖錄中未說明拍賣品之狀況，不表示該拍賣品沒有缺陷或瑕疵。請參閱印於下列買家業務規則第3 條。電器及機械貨品　所有電器及機械貨品只按其藝術及裝飾價值出售，不應假設其可運作。電器在作任何用途前必須經合格電器技師檢驗和批核。

展品之出處　在某些情況下，若展品出處之資料擁有學術價值或是為人熟悉且能協助鑑別該展品，「蘇富比」會列出有關資料。但基於不同理由，賣方或上手物主之身份或不會被揭露，如因應賣方要求將其身份保密或因展品年代久遠以致上手物主之身份不詳等。

2. 拍賣之競投

在現場拍賣會上競投　任何適用網上預先競投后，競投人可在現場拍賣會上親身競投、透過電話競投或透過網上平台在網上競投。拍賣過程需時各有不同，但平均為每小時50至120 件拍賣品。每次出價通常較前一次出價高約10%。請參閱以下買家業務規則第5及6 條。選擇使用網上平台的競投人須受「網上競投之額外條款及細則」及適用於本拍賣之「業務規則」約束，「網上競投之額外條款及細則」列於下文， 在sothebys.com 上亦可供查閱。網上競投或不適用於高估價拍品。

親身競投　如閣下想親身參與現場拍賣會，可於拍賣會開始前在網上平台登記號碼牌，或聯絡蘇富比進行登記。閣下 亦可以在進入拍賣會場後登記號碼牌。並須出示身份證明文件。如閣下首次參與競投，須提供地址、電話、電郵地址及簽名，以開通賬戶。如閣下持有蘇富比客戶卡則更有助登記程序之進行。如閣下希望登記競投高估價拍賣品，請參考上述段落。如閣下成功購得拍賣品，請確定拍賣官看到閣下之號碼板及叫出 閣下之號碼。如對叫價或買家有任何疑問，請立即向拍賣官示意。所有售出之拍賣品發票抬頭人均會為登記號碼板之人士及其地址，而不得轉讓至他人及其他地址。請勿隨意放置閣下之號碼板如有遺失，立即通知拍賣主任。拍賣完結時，請將號碼板交回登記席。

電話競投　如閣下未能出席拍賣會,或可透過電話競投低位估價最低為港幣40,000 元之拍賣品。由於電話線路有限,因此必須於拍賣前24 小時安排此項服務。本公司亦建議閣下表明最高限價,以便當本公司不能以電話聯絡閣下時可代表閣下競投。本公司有多位通曉多國語言之職員可為閣下進行競投。蘇富比對是否接納電話競投擁有最終決定權，風險由致電人承擔。蘇富比亦可能就電話對話內容進行錄音。參與電話競投之準買家即對此表示同意。請參閱下文之買家業務規則第5 條。

缺席競投　如閣下未能親身出席某些拍賣會（除了已啟用「預先競投」（定義如下）之選項，且網上（競投）平台已顯示當前叫價的情況以外），可在拍賣會開始前透過網上（競投）平台，或以書面形式向蘇富比提交申請，於拍賣前提交最高競投。當閣下參與競投之項目開始拍賣，拍賣官將代表閣下出價，全力以最低價錢購得拍品，而且絕對不會超出閣下之最高競投。此服務免費且保密。

預先競投　某些拍賣會之競投人可於拍賣會開始前，透過網上（競投）平台出價（「預先競投」），方法如上文所述或以書面形式向蘇富比提交閣下之最高競投。於此等拍賣會中，如閣下在拍賣會開始前提交「預先競投」，系統會自動代閣下競投，以回應其他競投，直至達到閣下預定之最高預先競投為止，並以電郵及推送通知告知閣下（如閣下已開啟電子設備之推送通知功能）。拍賣會進行期間，如閣下之預先競投為最高出價，拍賣官將代表閣下出價，以回應其他競投。閣下亦可於拍賣直播進行期間，繼續透過網上（競投）平台，以超越閣下最高預先競投之價格參與下一口叫價，方法如下文「在拍賣直播期間網上競投」一節所述。

拍賣會期間網上競投　如閣下無法出席拍賣會現場，或可透過網上平台，在拍賣直播期間參與競投。有關登記參與網上競投之詳情，請參閱 www.sothebys.com。

接續及回應競投　拍賣官或會為任何一項拍品代賣家出價以起標。拍賣官或會以接續出價或回應出價的方式繼續代賣家出價，直至達到底價為止。請參閱下列買家業務規則第6 條。

僱員競投　蘇富比之僱員只可在不知底價及全面遵守蘇富比監管僱員競投之內部規例之情況下於蘇富比拍賣會上競投。

3. 拍賣

業務規則　蘇富比拍賣會受賣方及買家業務規則及真品保證所規限。該等業務規則及保證適用於蘇富比與實際或準競投者及準買家之間之各方面的關係。任何考慮於拍賣會競投之人士，務須詳閱該等業務規則及保證。該等業務規則及保證可經在拍賣會場張貼通告或由拍賣官作出公佈之方式進行修改。網上競投受載於下文和 sothebys.com 網頁上之適用於本拍賣之業務規則以及「網上競投之額外條款及細則」約束。

有利害關係各方之公告　倘獲准競投拍賣品之人士直接或間接擁有該拍賣品之權益，如為出售拍賣品之遺產受益人或執行人，或為拍賣品之共同擁有人，或提供或參與拍賣品擔保人士，蘇富比將會在拍賣會場發表公告表示有利害關係各方可能競投拍賣品。在某些情況下，有利害關係的各方可能知悉底價。

美國經濟制裁　美國維持對目標海外國家、集團及組織之經濟及貿易制裁。　來自緬甸、古巴、伊朗、北韓及蘇丹等被制裁國家之某些物品可能在進口美國時受到限制。因上述或其他限制而導致買家無法將物品進口至美國或任何其他國家，不應作為取消或撤回拍賣或任何延遲付款之理由。如閣下不確定拍品是否受上述進口限制或任何其他進出口限制影響，請向專家部門查詢。

貨幣顯示板　拍賣場內之外匯顯示板旨在為競投人提供方便。螢幕上顯示拍品編號及以港元和其他外幣計算之當前叫價。顯示之匯率貼近最新匯率資訊，且不應作為賬單上之準確金額。蘇富比並不就顯示板上的貨幣金額中出現之任何錯誤或紕漏承擔責任。

4. 拍賣後

發票 成功競投人將收到發票，上面載有其購買品之資料及付款及交收貨品之指示。

付款 拍賣後須即時以下列方法以港幣付款:現金、銀行匯票、支票、電匯、信用咭(American Express, MasterCard,UnionPay&Visa)。蘇富比之一般政策是不會以現金或現金等值形式接納逾與10,000 美元等值之本地貨幣之一項或多項相關付款。

蘇富比之政策是要求選擇以現金付款之任何新客戶或買家提供身份證明(通過出示帶有照片並由政府發出之證明,如護照、身份證或駕駛執照) 並確認固定地址。多謝合作。

支票及匯票請以蘇富比為抬頭人。
雖然以香港銀行港幣開出之個人及公司支票均獲接納,惟敬請留意,除非閣下已預先安排支票受納設施,否則本公司須待支票兌現後方會將閣下所購得之物品交付。如欲作出是項安排,請向位於香港之財務部索取表格辦理。

本公司及信用咭公司（American Express、MasterCard、中國銀聯或Visa ）保留是否接納該等付款之權利。如該等付款不被接納或撤回,閣下仍須承擔付款責任。信用咭付款之上限為港幣1,000,000元。所有蘇富比新客戶或未曾與我方進行過交易之客戶，我方保留只接受親身出示信用咭付款之權利。詳情請致電+852 2822 5533聯絡售後服務部。

請注意除記錄上的買家之外,蘇富比有權拒絕接納任何其他人仕的付款,而此等付款須先經過帳。如閣下就有關付款過帳有任何問題,請聯絡本公司之售後服務部。

我方保留向已收取款項來源索取證明之權利。
業務規則要求買家立即為其已購物品付款。不過在有限情況下，並在賣家同意之情況下，蘇富比可授予其認為信譽良好的買家延遲付款期限之選項，為其已購物品付款。信貸條款必須在拍賣會前安排。在確定是否授予延遲付款期限之前，蘇富比可能會要求提供信貸參考資料、身份及居住證明。

收取及儲存貨品 是次拍賣之拍賣品將會轉移到喜龍（香港）有限公司**[KE1]**。由拍賣後一個月起，閣下須支付未獲領取的拍賣品之儲存費。
儲存費以下列計算:
儲存費：每件每月港幣1,800**[KE2]** 元。
如欲安排付運或收取貨品，
請聯絡：售後服務部
列印於此圖錄之前部份
蘇富比政策要求提取拍品時出示身份證明。蘇富比收到全數結清之貨款、附有相片之身份證明文件，及蘇富比提供之領貨單，會將拍賣品交付予閣下或閣下所授權之代表（辦公時間為星期一至五上午9 時30 分至下午6時）如閣下對已購拍品之儲存地點有疑問，請於安排提取前聯絡銷售行政人員。未提取拍品或須收取移、儲存及處理費用。請參閱載於本圖錄之買家業務規則第7 條。

損失或損壞 買家應注意，蘇富比對拍賣品損失或損壞之責任期限最多為及至拍賣後三十（30）天。請參閱載於下文之買家業務規則第7 條。

付運 蘇富比提供全面的付運服務。除本「於拍賣會上購買指引」另有標示外，蘇富比可就拍賣品之出口、付運及送貨安排向買家提供意見。

如需協助，請聯絡:
售後服務部（星期一至星期五上午 9 時30分- 下午6 時)
+852 2822 5533
傳真： +852 2501 4266
hkpostsaleservices@sothebys.com

我們會向閣下提供付運服務報價單。該報價單可能包含運送風險保險費用。如您接受我們提供的報價單，我們將為閣下安排付運，並在收到閣下對報價單條款的書面同意，結清貨款及任何可能需要之出口許可證或證書後盡快發送拍賣品。付運所需費用概由買家支付。蘇富比可能收取安排付運之手續費。

符號表示
以下為本圖錄所載符號之說明：

高估價拍賣品
蘇富比可要求競投高估價拍賣品（在目錄內標有符號或網上目錄內標有符號）的準競投人完成預先登記程序及交付蘇富比港幣5,000,000 元或其他由蘇富比決定之更大金額的訂金(此適用於任何中國藝術品，中國書畫，中國古代書畫，瑰麗珠寶與翡翠首飾及現當代藝術晚間拍賣)及交付港幣2,000,000元或其他由蘇富比決定之更大金額的訂金（此適用於任何其他類別之拍賣品）215及任何財務狀況証明,擔保或/及其他由蘇富比可全權酌情決定要求的抵押作為參加蘇富比競投的保障。若在同一目錄中所有拍賣品均為高估價拍賣品，則會就此作出特別通知而不會使用此符號。

○ 保證項目
附上○符號之拍賣品表示賣家獲保證可在一次或一連串拍賣中得到最低售出價。此保證可由蘇富比或由蘇富比與第三方共同提供。若成功售出保證拍賣品，蘇富比及任何與蘇富比共同提供保證之第三方可能會取得財務利益惟銷售不成功則可能會產生虧損。若拍賣圖錄裡未有為某項保證拍賣品附上此符號，其保證會於拍賣前或該項拍品開拍前宣布。若在同一圖錄中之所有拍賣品均得到此保證，該保證會在本銷售圖錄所載之重要指示中註明，而此符號將不會用於每一項拍賣品。

△ 蘇富比擁有業權權益之拍賣品
附有△符號之拍賣品表示蘇富比擁有該拍賣品全部或部份之所有權益，或在拍賣品中擁有相等於所有權益之經濟利益。

϶ 不可撤銷投標
附有此符號之拍賣品表示已有競投方就拍賣品向蘇富比做出不可撤銷投標的承諾。於拍賣進行時該投標將會以一確保拍賣品定能拍出之價格執行。該不可撤銷競投方可以超過不可撤銷投標之價格競投。如該方競投不成功，該方將會得到以最後落槌價作基準的補償。倘不可撤銷競投方競投成功，則須支付全數買家酬金及營運附加費，並不會得到任何其他報酬補償。蘇富比或會不時就數項拍品達成不可撤銷投標協議。如有此情況，蘇富比會按照不可撤銷競投方未有成功得標的拍品，向其分配並支付賠償。在此情況下，不可撤銷競投方就其未能成功得標的任何拍品所獲的賠償，將不多於其向蘇富比支付之買家酬金及其他款項相加的總額。倘不可撤銷投標於在拍賣圖錄印製後才接獲,蘇富比會以下列其中一種或一種以上的方式通知競投人：拍賣前或該拍品開拍前、拍賣會上的書面通告、於拍賣開始前在電子圖錄裡附載不可撤銷投標符號。蘇富比或任何附屬公司或會不時就該不可撤銷投標，為不可撤銷競投方提供資助。 如不可撤銷競投方向任何人士對拍賣品作出建議，蘇富比要求不可撤銷競投方必須向該人士披露己方與拍賣品有經濟利害關係。如有顧問建議閣下或代閣下競投有不可撤銷投標之拍賣品，閣下應要求該顧問披露是否與拍賣品有經濟利害關係。

* 有利害關係的各方
附有g符號之拍賣品表示對拍賣品有直接或間接利害關係的各方可能對拍賣品作出競投，包括(i)出售拍賣品之遺產受益人,或(ii)拍賣品之聯權共有人。倘有利害關係的一方為成功競投人，他們須支付全數買家酬金及營運附加費。在某些情況下，有利害關係的各方可能知悉底價。倘在拍賣圖錄印製後才獲悉有利害關係的一方可能參與拍賣，一則示意有利害關係的各方可能對拍賣品作出競投之公告將於該拍賣品拍賣前作出。

☐ 無底價
除以☐符號另作註明外，所有在此圖錄之拍賣品均有底價。底價是由蘇富比和賣家共同設定之落鎚價 位，且絕對機密。拍賣品不會以低於該價售出。底價通常以低位估價之一定比例來設定，且不會高於以拍賣品的低位估價。本拍賣之拍賣品如不設底價，均會以☐符號註明。若在本拍賣之所有拍賣品均不設底價，則不會在每項拍品以☐符號註明，而是採用特別通知。

◉ 受限制物料
附有此符號之拍賣品於編制目錄當時已識別為含有有機物料，而有關物料可能受到進出口之限制。有關資料為方便買家查閱，而無附有該符號並非保證該拍賣品並無進出口之限制。競投人應參閱買家之業務規則第10條，亦請參閱「於拍賣會上購買」有關瀕危物種一節。 一如「瀕危物種」條目所載，蘇富比無法協助買家將任何附有此符號的拍品運送到美國。買家無法出口或進口任何附有此符號之拍品，並不能構成延遲付款或取消買賣的理由。

出口　任何拍賣品都可能需要一或多個許可證方可自香港出口或由其他國家進口。買家須負責取得任何有關之進出口許可證。即使未能取得任何許可證或延遲取得該許可證，均不能構成取消成交或任何延遲支付到期應付總額之理由。蘇富比可應要求申領牌照，將閣下之拍賣品出口至香港境外，惟會就此收取行政費用。蘇富比建議閣下保留所有進出口文件（包括許可證），在某些國家閣下可能須向政府當局出示此類文件。

瀕危物種　由植物或動物材料（如 珊瑚、鱷魚、象牙、鯨骨、玳瑁等）製成或含有植物或動物材料之物品，不論其年份或價值，均可能須申領許可證或證書方可出口至香港境外，且由香港境外國家進口時可能須申領其他許可證或證書。務請注意，能取得出口許可證或證書並不能確保可在另一國家取得進口許可證或證書，反之亦然。例如，進口非洲象牙至美國即屬非法，在某些旨在保育野生動植物的美國規例約束下，進口象牙至美國境內亦有其他限制。蘇富比建議買家向相關政府查核有關野生動植物進口之規定後再參與競投。買家須負責取得任何出口或進口許可證及 / 或證書，以及任何其他所需文件（請參閱載於下文之買家業務規則第10條）。請注意，蘇富比無法協助買家將任何含有象牙及 / 或其他受限制材料的拍品運送至美國境內。買家無法出口或進口此等拍品，並不能構成延遲付款或取消買賣的理由。所有付運貨品交貨之時應打開包裝檢查，如有任何不符之處，應立刻通知閣下報價單及 / 或附帶文件上列明的一方。

5. 其他服務

財務服務 蘇富比向客戶提供多種財務服務，其中包括為委託提供預付款、及以不擬出售之藝術收藏品作為抵押之貸款。本文並不構成建議或要約。本文所述之服務均須受制於該服務地區之法律及法規司法管轄。有關進一步資料，請致電倫敦的蘇富比財務服務部，電話號碼是+44 20 7293 6005。

拍賣前估價 蘇富比樂意為閣下之物品提供拍賣前初步估價，此項免費服務由香港蘇富__比之專家提供，服務時間為周一至五上午九時三十分至下午四時三十分。本公司建議閣下與有關之專家部門作預約。如有所要求，本公司更會到府上為閣下之物品提供拍賣前初步估價。

估值 估值部門就保險、遺囑認證及承繼權劃分、資產管理及稅務方案需要提供物品之書面清單及估值。估值費用相宜，可因應不同要求而作出，並能切合大部份需要。如欲索取更多資料，請與有關之專家部門聯絡，電話號碼為(852) 2524 8121，傳真號碼為：(852) 2810 6238。

銷售及使用稅

買家請注意，當進口物品時，或須繳付當地之銷售稅或使用稅（例如進口物品至美國並付運到某些州份時，或需繳付使用稅）。買家應自行就此方面尋求稅務意見。蘇富比付運本次拍賣之物品目的地為美國而蘇富比在此美國州登記為美國銷售稅納稅人時，蘇富比必須徵收並繳交當地之銷售或使用稅，該稅項根據成交總額而定（總額包括落槌價、買家佣金、營運附加費及任何包括保險之運送服務費用），買家不論居住國家或國籍為何，必須繳付相關稅項。如買家於蘇富比付運物品前，向蘇富比提供有效之轉售豁免證明(ResaleExemption Certificate)，蘇富比將不會向買家收取有關稅項。閣下如欲提供與本次交易相關之轉售豁免證明(Resale ExemptionCertificate)，請聯絡售後服務部。

買家之業務規則

蘇富比、賣家與競投人之關係性質及蘇富比（作為拍賣官）及賣家與競投人所訂立合約之 條款於下文載列。
競投人務請細閱下文規則 第3 及4 條, 該兩條要求競投人在競投前檢查 拍賣品,並闡述了蘇富比及賣家之法律責任之 具體限制及豁免。有關蘇富比所持有之限制 及豁免符合其作為大量不同種類貨品拍賣官 之身份, 競投人應特別注意該等規則。

1. 序言
(a) 蘇富比及賣家與準買家之合約關係受下列各項規管:
(i) 本業務規則
(ii) 於拍賣會場展示或致電(852) 2524 8121索取的蘇富比賣家業務規則
(iii)如拍賣圖錄所示的蘇富比之真品保證;及
(iv) 拍賣圖錄所載之任何附加通知及條款,包括「給準買家之指引」。在各情況下按任何拍賣會場通知或拍賣官於拍賣時所公佈而修訂;及
(v)就透過互聯網進行網上競投而言,則參照蘇富 比網站的即時網上競投業務規則。在各情況下按任何拍賣會場通知或拍賣官於拍賣時所公佈而修訂。

(b) 蘇富比作為拍賣官,以賣家之代理身份行事。賣家與買家直接訂立銷售合約。然而,蘇富比可能擁有拍賣品(及在該情況下以主事人之身份作為賣家行事)及/或可能以抵押債權人或其他身份擁有拍賣品之法律、實益或財務利益。

2. 一般條款
於本業務規則 :
「競投人」指以任何方式考慮、作出或嘗試競投之任何人士 , 包括買家在內
「買家」指拍賣官所接納最高競投價或要約之人士 , 包括以代理人身份競投之人士之委託人
「買家之費用」指買家應向蘇富比支付之任何成本或費用
「買家酬金」指根據「給準買家之指引」所載費率買家按落槌價應付之佣金
「贋品」指蘇富比真品保證所定之涵義
「落槌價」指拍賣官以擊槌接納之最高競投價,（倘為葡萄酒，則參考該批拍賣品內可個別識別之物品數目按合適比例計算）,或倘為拍賣後銷售 , 則為協定出售價
「營運附加費」指根據拍賣圖錄內之「競投指引」所載費率，買家應按落槌價支付之有關蘇富比設施、拍品處理及其他行政開支的蘇富比部份營運成本
「買入價」指落槌價加上合適之買家酬金及營運附加費
「底價」指賣家同意出售拍賣品之最低落槌價(保密)
「賣家」指提供拍賣品出售之人士(包括其代理(不計蘇富比在內)、遺囑執行人或遺產代理人)
「蘇富比」指Sotheby's Hong Kong Ltd., 其註冊辦事處位於香港皇后大道東 183 號合和中心 54 樓
「蘇富比公司」指於美國的蘇富比 其任 何附屬公司(包括蘇富比) Sotheby's Diamonds SA及其任何附屬公司(定義見香港法例第622 章《公司條例》第 2 條)。

3. 競投人及蘇富比有關出售物品之責任
(a) 蘇富比對各拍賣品之認識部份依賴賣家向其提供之資料,蘇富比無法及不會就各拍賣品進行全面盡職審查。競投人知悉此事,並承擔檢查及檢驗之責任,以使彼等對可能感興趣之拍賣品感到滿意。
(b) 蘇富比提呈出售之各拍賣品於出售前可供競投人檢查。在競投人(鑑於有關拍賣品之性質及價值及競投人之專業知識而言屬合適者,以及代表彼等之獨立專家)已當作在投標前全面檢驗拍賣品,並滿意拍賣品之狀況及其描述之準確性, 蘇富比方會接受競投 人對拍賣品之競投。
(c) 競投人明白眾多拍賣品年代久遠及種類特殊,意味拍賣品並非完好無缺。所有拍賣品均以拍賣時之狀態出售 (不論競投人是否參與現場拍賣)。狀況報告或可於檢查拍賣品時提供。 圖錄描述及狀況報告在若干情況下可用作拍 賣品某些瑕疵之參考, 然而, 競投人應注意,拍賣品可能存在其他在圖錄或狀況報告內並無 明確指出之瑕疵。解說只供鑑定用途,將不會載有拍賣品實際狀況之全部資料。
(d) 提供予競投人有關任何拍賣品之資料包括任何估價(無論為書面或口述)及包括任何圖錄所載資料、規則或其他報告、評論或估值,該等資料並非事實之陳述, 而是蘇富比所持確實意見之聲明,故不應依賴任何估價作為拍賣品售價或價值之估值,且該等資料可由蘇富比不時全權酌情決定修改。
(e) 蘇富比或賣家概不就任何拍賣品是否受任何版權所限或買家是否已購買任何拍賣品之版權發出任何聲明或保證。
(f) 受上文規則第3(a)至3(e) 條所載事項及 下文規則第4 條所載特定豁免所規限, 蘇富比在圖錄描述或狀況報告作出之明示聲明,應以該等規則有關之出售中有關拍賣品之拍賣官身份相符之合理審慎態度作出 以及基於(i) 賣家向其提供之資料 (ii) 學術及技術知識及 (iii)相關專家普遍接納之意見作出之明示聲 明,在各情況下以作出明示之時為準。

4. 對買家之責任豁免及限制
(a) 倘蘇富比認為拍賣品為贋品並符合真品保證內各條件, 將向買家退回買入價。
(b) 就上文規則第3 條之事項而言及受規則第4(a)及4(e)條所規限,蘇富比公司或賣家均毋須:
(i) 對蘇富比(或任何蘇富比公司) 向競投人以口述或書面提供之資料之任何錯誤或遺漏負責,無論是由於疏忽或其他原因引致,惟上文規則第 3(f) 條所載者除外

規則第 5(f) 條所載者除外
(ii) 向競投人作出任何擔保或保證,於賣家之業務規則第2 條中賣家向買家作出之明示保證以外之任何暗示保證及條件則不包括在內(惟法律規定不可免除之責任除外)
(iii) 就蘇富比有關拍賣或有關出售任何拍賣品之任何事宜之行動或遺漏(無論是由於疏忽或其他原因引致) 向任何競投人負責。
(c) 除非蘇富比擁有出售之拍賣品，否則毋須就賣家違反該等規則而負責。
(d) 在不影響規則第4(b)條之情況下,競投人向蘇富比或賣家提出之任何索賠以該拍賣品之買入價為限。蘇富比或賣家在任何情況下均毋須承擔任何相應而生的損失。
(e) 本規則第4 條概不免除或限制蘇富比有關蘇富比或賣家作出之任何具欺詐成份之失實聲明,或有關蘇富比或賣家之疏忽行為或遺漏而導致之人身傷亡之責任。

5. 拍賣會上競投出價
(a) 蘇富比可全權酌情決定拒絕任何人參與拍賣會。競投人必須填妥競投登記表格，並提供蘇富比所需資料及參考。除獲蘇富比事先書面同意以另一方之代表身份出價，否則競投人必須以主事人身份行事。競投人須對出價負上個人責任如以代理身份出價，則須共同及分別向其主事人負責。
(b)蘇富比可免費提供電話競投作為附加服務，惟風險由競投人承擔，而該服務會在蘇富比於拍賣時其他承諾之規限下合理謹慎地進行因此除非在不合理的情況下，否則蘇富比毋須就未能作出該競投承擔責任。電話競投可能會被錄音。
(c) 除本業務規則外，網上競投亦受「網上競投之額外條款及細則」（載於下文）約束，在www.sothebys.com 或蘇富比應用程式上可供查閱，適用於透過網上（競投）平台遞交之出價。

6. 拍賣之進行
(a) 除另有訂明外, 否則所有拍賣品均訂有底價, 底價不得高於拍賣前時的低位估價。
(b) 拍賣官可隨時絕對酌情決定拒絕或接受任何競投、撤回任何拍賣品、重新出售拍賣品(包括在擊槌後),以及採取其合理地認為是合適之其他行動。
(c) 拍賣官會在彼認為合適之水平及增幅下開始及進行競投,並有權代表賣家作出競投或一連串競投,惟以拍賣品底價為限,而毋須表示彼正進行該等行動及是否已作出其他競投。
(d) 受規則第6(b)條所限,買家與賣家之間的合約於拍賣官擊槌時訂立, 擊槌時買家即有責任支付買入價。
(e) 於拍賣會後出售任何在拍賣會上出售之拍賣品，本規則亦適用, 而且與現場拍賣出售無異。

7. 付款及領取
(a) 除非另有協定，否則不論拍賣品之出口、進口或其他許可證之任何規定為何，均必須於拍賣會結束（「到期日」）後立即以港幣支付拍賣品之買入價及任何買家之費用。
(b) 所購拍賣品之擁有權將於蘇富比悉數收取買入價及買家之費用後方可轉移。蘇富比概無責任在拍賣品之擁有權經轉移及合適之證明經已提供前將拍賣品交給買家，而提早交付 拍賣品不會影響擁有權之轉移或買家支付買入價及買家之費用之無條件責任。
(c) 買家有責任安排在拍賣會後不少於三十(30)天內領取已購買之拍賣品。已購買之拍賣品由
(i) 領取 或 (ii)拍賣會後第三十一天（以較早日期為準）起之風險由買家承擔（因此購買保險為其個人之責任）。直至風險轉移前，蘇富比將就拍賣品之任何損失或損毀向買家作出賠償，惟以所付之買入價為最高限額。買家應注意，蘇富比對損失或損毀責任之承擔受賣家之業務規則第 6 條所載之豁免情況所限。

酌情決定拒絕有關將上述部分付 款之全部或部分用以支付買家買入任何特定 拍賣品之買入價,及/或差價及/ 或蘇富比所提 出之損害賠償申索之任何指示或請求
(e) 拒絕買家未來作出之競投或使其就未來之競投須支付訂金 該訂金在買家隨後拒絕付款或延期付款時, 蘇富比有權自行處理
(f) 收取由到期日至悉數收取買入價及有關 買家之費用當日期間按不超過每月2%之利率計算之利息
(g) 對買家由蘇富比公司管有之任何物品行使留置權。蘇富比於行使任何留置權時應知會買家,並在發出該通知之十四天內可安排出售該物品,以及將所得款項用於彌補結欠蘇富比之金額,及/或抵銷拍賣品根據以下規則第8(h)條重售時買入價與買家之費用之間任何差額(倘多於一項拍賣品由買家於拍賣會 中買入並其後被重售,則按比例計算),及/或 抵銷蘇富比就買家違約對買家提出之任何損 害賠償申索(包括但不限於在終止買賣合約之情況下買家支付之酬金及營運附加費)
(h) 透過拍賣或私人出售重售拍賣品,並由蘇富比酌情決定估價及底價。倘重售之價格低於該拍賣品之買入價及買家之費用,買家將仍須承擔該差額,連同是次重售產生之一切費用
(i) 展開法律訴訟, 以追討該拍賣品之買入價及買家之費用,或就買家違約對買家提出損害賠償申索,連同利息及完全彌償該訴訟之費用或
(j) 向賣家透露買家之名稱及地址,使賣家得以展開法律訴訟,以追討欠款,或就買家違約對買家提出損害賠償申索,及法律費用。蘇富比在向賣家透露該等資料前,將採取合理步驟知會買家。

9. 競投人及/或買家擔保
(a) 競投人及/或買家擔保:

(i) 在其開展業務的司法管 轄區內、以及在香港法律、歐盟法律、英格蘭及威爾斯 法律或美國法律及法規之下, 不受貿易制裁、 禁運或任何其他交易限制,而且非由該等受制 裁人士(統稱「受制裁人士」)擁有(或部分擁 有)或控制及
(ii) 用於購買物品及結算款項的資金,與任何犯罪活動(包括但不限於逃稅、洗錢、恐怖主義活動或其他犯罪活動)並無聯繫或關連,亦並非源自該等犯罪活動且競投人/買家未遭受調查,亦未被指控或裁定涉及(包括但不限於)逃稅、洗錢、恐怖主義活動或其他犯罪活動。

(b) 如競投人代另一位人士或以另一方(『當事人』)之代理人身份(在兩種情況下,就本規則第 9(b) 條而言,均為『代理人』)競投,代理人以自身身份擔保(除規則第9(a) 條所載列之擔保以外):

(i) 當事人並非受制裁人士,或非由受制裁人士擁有(或部分擁有)或控制
(ii)用於購買拍品及結算款項的資金,與任何犯罪活動(包括但不限於逃稅、洗錢、恐怖主義活動或其他犯罪活動)並無聯繫或關連,且代理人與當事人之間對拍品的安排或其他方式並無全部或部份助長稅務犯罪
(iii) 代理人或當事人之已購拍品並非出於以下目的購買,或以與之相關的任何方式使用,或助長違反任何使用稅務、反洗錢或反恐法律或法規
(iv) 代理人已根據所有適用的反洗錢及制裁法律及法規,向拍品之當事人進行適當的客戶盡職審查,且代理人並不知情亦無理由懷疑用於結算款項的資金源自任何犯罪活動之收益或與犯罪活動之收益有關,或最終買家正遭受調查,或被指控或裁定涉及(包括但不限於)逃稅、洗錢、恐怖主義活動或其他犯罪活動 及
(v) 代理人同意蘇富比依靠代理人之客戶盡職審查,且代理人將保留證明代理人已進行客戶盡職審查之文件不少於五年。代理人將根據蘇富比之書面要求立即提供此類文件,以供一名獨立的第三方核數師立即審核。

(c) 競投人及/或買家在此承諾及擔保,所有用於購買及結算款項的資金並無任何一部分由任何受制裁人士或任何參與該交易的一方(包括金融機構、貨運代理商或其他貨運代理人或任何其他受制裁人士)支付,或由受制裁人士擁有(或部分擁有)或控制,除非該等活動獲得對該項交易具司法管轄權的政府機關以書面形式或適用法律或法規授權。

(d) 蘇富比保留尋求識別所收到資金之來源,以及向任何與我方交易之人士作出查詢的權利。如蘇富比在我方酌情決定其滿意程度之情況下,未就與競投人及/或買家相關之反洗錢、反恐融資或其他檢查完成其認為合適之查詢,蘇富比有權不完成或取消任何拍品之銷售(如適用),並採取適用法律所要求或允許之任何進一步行動,而毋需向競投人及 /或買家承擔任何法律責任。

10. 未領取購置品
(a) 倘買家支付買入價及買家之費用,但未於拍賣會後三十天內領取已購買之拍賣品,拍賣品將收藏於蘇富比或其他第三方,費用(及風險)由買家承擔。
(b) 倘已支付所購拍賣品之費用,但未於拍賣會後六個月內領取該拍賣品,則買家授權蘇富比(在通知買家後)安排以拍賣或私人出售重售該物品,而估價及底價將由蘇富比酌情決定。除非買家在該拍賣會後兩年內收取該出售之所得款項扣除蘇富比產生之所有費用,否則該筆款項將被沒收。

11. 出口及許可證
買家須自行負責識別及領取拍賣品之任何必要之進出口、軍火槍械、瀕臨絕種生物或其他方面之許可證,以及填妥任何必要進出口提單、清單或文件。就相關拍品所刊載之任何符號或提 示反映蘇富比於編制圖錄時所持之合理意見,並僅為競投人提供一般指引而已。在不影響 上文規則第 3 及 4 條之情況下,蘇富比及賣家概不就任何拍賣品是否受進出口限制或任何 禁運作出聲明或擔保。不獲發任何許可證或執照並非取消或撤銷銷售合約或任何延遲付 款之充分理由。吾等概不會就任何無法完成或遞交所需進出口提單、清單或文件而產生 之任何責任負責。

12. 一般資料

(a) 拍賣會之全部影像及其他物料均屬蘇富比版權所有，作蘇富比酌情決定之用途。

(b) 向蘇富比發出之通知應以書面作出，註明出售之負責部門及拍賣代號。向蘇富比客戶發出之通知應以彼等正式通知蘇富比之最新地址為收件地址。

(c) 倘因任何理由無法執行本業務規則之任何條文，則其他條文應仍然具有十足效力及作用。

(d) 未經蘇富比之事先書面同意前，任何買家不得轉讓本業務規則，但對買家之繼承人、承付人及遺產執行人具有約束力。蘇富比之行動、遺漏或延遲不應視為豁免或解除其任何權利。

(e) 上文規則第1(a)條所載資料列明有關本文主題各方之間之整份協議及就此方面之諒解。各方已協定，除有關具欺詐成分之失實聲明之責任以外，概無訂約方根據該等條款依賴並無明確指明該等資料之任何聲明、保證或承諾而訂立任何合約。

13. 資料保護

蘇富比會存留及處理閣下的個人資料，並可能將該資料與其他蘇富比公司分享，其用途應符合刊登於蘇富比網址www.sothebys.com的私隱政策之描述，閣下或可電郵至enquiries@sothebys.com索取私隱政策。14. 法例及司法權監管法例　本業務規則及其有關或適用之所有事宜、交易或爭議之各方面須受香港法例規管並按其詮釋。司法權　就蘇富比之利益而言，所有競投人及賣家同意香港法院擁有專有司法權，調解所有因與該等業務規則有關或適用之所有事宜或交易之各方面而產生之爭議。各方均同意蘇富比保留權利在香港法院以外之任何法院提出訴訟。送達法律程序文件　所有競投人及賣家不可撤回地同意透過傳真、面送方式、郵寄或香港法例、送達地點之法例或提出訴訟之司法權區之法例允許之其他方式，將有關任何法院訴訟之法律程序文件或任何其他文件送發至買家或賣家知會蘇富比之最新地址或任何其他常用地址。

14. 法例及司法管轄權

監管法例 該等買家之業務規則（網上專場）及其有關或適用之所有事宜、交易或紛爭之各方面（包括本規則所適用的拍賣會之任何網上競投）均受香港法例規管並按其詮釋。

司法管轄權 收益於就蘇富比之利益而言，所有競投人及賣家同意香港法院擁有專有司法管轄權，調解所有因與該等買家之業務規則（網上專場）有關或適用之所有事宜或交易之各方面而產生之紛爭。各方均同意蘇富比將保留權利在香港法院以外之任何法院提出訴訟。

送達法律程序文件 所有競投人及賣家不可撤回地同意透過傳真、面送方式、郵寄或香港法例、送達地點之法例或提出訴訟之司法權區之法例允許之其他方式，將有關任何法院訴訟之法律程序文件或任何其他文件送發至買家或賣家知會蘇富比之最新地址或任何其他常用地址。

2020年7月

網上競投之額外條款及細則

以下條款及細則（「網上條款」）提供有關在 sothebys.com 或通過 Sotheby's 應用程式（「網上平台」）進行網上競投的重要資訊。
本「網上條款」為附加並受相同法例和我司賣家業務規則，買家業務規則，真品保證和適用於相關拍賣的任何其他條款的規限（統稱「業務規則」），並非以任何方式替代它們。當閣下以任何網上平台參與本拍賣，表示閣下承認受相關拍賣適用的業務規則和本額外規則所約束。

預先競投
1. 某些拍賣會之競投人可於拍賣會開始前，透過網上（競投）平台出價（「預先競投」）。為確保競投順利，閣下必須於蘇富比登記賬戶並提供所需資料。您可以按相關網上平台所顯示的起標價出價，或以提出高於起標價的出價。請注意，蘇富比保留權利在現場拍賣會開始前更改起標價。
您也可輸入一個最高出價，經確認後，將自動回應其他出價，包括蘇富比代表賣家以底價為最高限額（如適用）的出價，競投至您預定的最高出價。請注意，現場拍賣會開始前任何一刻都可設定底價，當底價設定後，閣下的最高出價可回應底價執行。蘇富比代表賣家提出、直至達到底價為止的出價，將顯示於網上平台，作為總出價次數的一部分。
所有競投人均能看見拍品當前之最高競投；而閣下本人最高競投之金額及詳情只供閣下查閱。如閣下之競投情況有變，閣下將會收到電郵及推送通知（如閣下已開啟電子設備之推送通知功能），直至現場拍賣會開始。閣下可於現場拍賣會開始前任何時間提高最高競投。現場拍賣會開始後，拍賣官將以目前最高出價開始競投。系統將繼續為您出價，直至達到您先前預定的最高出價，或您可在現場拍賣會間通過網上平台在下一口叫價上繼續出價。您亦可以在現場拍賣會開始前聯絡競投部，以降低您的最高出價，但不能降至低於目前的最高出價。
請留意在某些情況下，競投被超越之競投人可能會重新成為最高競投者，並收到電郵或推送通知（如閣下已開啟電子設備之推送通知功能）。

在現場拍賣會期間網上競投
2. 拍賣會開始後，現場情況會迅速發展，出價進展也會很快速。因此現場拍賣會時的出價只需一個步驟；一旦「出價」按鈕被點擊，便已提交出價。在網上競投，代表閣下接受並同意此方式下的出價是您的最終決定，閣下在任何情況下都將不被准許修改或撤回您的出價。如從閣下的蘇富比帳戶通过網上平台發送至蘇富比的出價競投成功，則表示閣下同意支付拍賣物品總成交價金額，包括買家酬金、營運附加費、其他相關費用和相關稅項。您亦可以在現場拍賣會開始前聯絡競投部，以降低您的最高出價，但不能降至低於目前的最高出價。
3. 為閣下便利，下一口價將為您顯示。拍賣官有權為拍賣會現場和電話競投的競投者更改每口叫價數目，但使用網上平台的競投人將不能以整數以外的每口叫價數目出價。拍賣的所有出價均為出售之所在地的本地貨幣網上競投人將不會看到展示於現場拍賣會的匯率顯示板。

網上平台之一般使用
4.在網上平台競投，代表閣下接受並同意此方式下的出價是您的最終決定，閣下在任何情況下都將不被准許修改或撤回您的出價。如從閣下的蘇富比帳戶通过網上平台發送至蘇富比的出價競投成功，則表示閣下同意支付拍賣物品總成交價金額，包括買家酬金、營運附加費、其他相關費用和相關稅項。
5. 在所有爭議中，蘇富比持有的拍賣紀錄是絕對和最終的紀錄。如果閣下收到的任何網上紀錄或訊息與蘇富比持有的拍賣紀錄有差異，概以拍賣紀錄為準。
6. 網上競投人有責任自行留意所有重要拍賣通告和公佈，重要拍賣通告和公佈可見於網上平台。
7. 蘇富比保留權利拒絕或撤回在網上平台競投的許可，也可在拍賣進行中取消競投特權。
8. 在 Sotheby's 程式「我的出價」部分和 Sotheby's.com 網站「我的賬戶」中「賬戶活動」部分出現的購買資訊僅為閣下便利而設。成功競投人士將於拍賣後收到通知和賬單。如有可能出現在「我的出價」部分之網上購買資訊與蘇富比在拍賣後寄給閣下的賬單有差異，則以賬單為準。不論成功的出價是如何遞交，付款及領取拍賣物品之條款及規則都維持不變。
9. 網上競投為蘇富比提供給客戶的便利。蘇富比不對任何網上競投的錯誤或故障負責，該錯誤或故障包括但不限於，(i) 蘇富比或客戶失去網絡連接或失去網上競投軟件的連接；(ii) 網上競投軟件出現的故障或問題；或(iii) 客戶的網絡連接、電腦或電子設備出現故障或問題。蘇富比不對任何網上競投出價失敗或任何連接錯誤和遺漏負責。
10. 網上競投將被紀錄。
11. 如此等網上條款與蘇富比業務規則及蘇富比真實保證之條款有任何抵觸，概以蘇富比業務規則及蘇富比真實保證之條款為準。

真品保證

本公司對閣下提供之一般保證：倘蘇富比所出售之物品其後被發現為「贗品」，根據下文之條款，蘇富比將取消該銷售，並將買家就該物品支付予蘇富比之總金額，以原銷售之貨幣退還予買家。

就此而言，根據蘇富比合理之意見，「贗品」指仿製之拍賣品，欺騙作品出處、原產地、日期、產出年數、年期、文化或來源等各方面，而上述各項之正確描述並無收錄於目錄內容（考慮任何專有詞彙）。拍賣品之任何損毀及 / 或任何類型之復元品及 / 或修改品（包括重新塗漆或在其上塗漆），不應視為贗品。

謹請注意，倘發生以下任何一種情況，本保證將不適用：－
(i) 目錄內容乃根據學者及專家於拍賣日期獲普遍接納之意見,或該目錄內容顯示該等意見存在衝突或
(ii) 於拍賣日期,證明該物品乃贗品之唯一方法,是有關工序並非當時普遍可用或認可、價格極高或用途不切實際或可能已對拍賣品造成損壞或可能(根據蘇富比合理之意見)已令拍賣品喪失價值之方法或
(iii) 倘根據拍賣品之描述，該拍賣品並無重大喪失任何價值。本保證所規定之年期為有關拍賣日期後五(5)年，純粹提供給買家之獨享利益，且不可轉移至任何第三方。

為能依據本保證申索，買家必須：－
(i) 在收到任何導致買家質疑物品之真偽或屬性之資料後三(3)個月內以書面通知蘇富比，註明拍賣品編號、購買該拍賣品之拍賣日期及被認為是贗品之理由及
(ii) 將狀況與銷售予買家當日相同,並能轉移其妥善所有權且自拍賣日期後並無出現任何第三方申索之物品退還予蘇富比。蘇富比可酌情決定豁免上述任何規定。

蘇富比可要求買家索取兩名為蘇富比及買家雙方接納之獨立及行內認可專家之報告，費用由買家承擔。蘇富比毋須受買家出示之任何報告所規限，並保留權利尋求額外之專家意見，費用由蘇富比自行承擔。倘蘇富比決定根據本保證取消銷售，蘇富比或會將最多為兩份經雙方審批之獨立專家報告所需之合理費用退還予買家。

-

-

給予買家的重要告示

預先登記
蘇富比可要求有意競投在目錄內標有
符號或電子目錄內標有
符號拍賣品（" 高估價拍賣品"）的顧客填寫預先登記申請表及交付蘇富比港幣5,000,000 元或其他由蘇富比決定之更大金額的訂金（此適用於任何中國藝術品，中國書畫，中國古代書畫，瑰麗珠寶與翡翠首飾及現當代藝術晚間拍賣）及交付港幣2,000,000 元或其他由蘇富比決定之更大金額的訂金（此適用於任何其他類別之拍賣品）及任何財務狀況証明，擔保或/及其他由蘇富比全權酌情決定要求的抵押作為參加蘇富比競投的保障。若在同一目錄中所有拍賣品均為高估價拍賣品，則會就此作出特別通知而不會使用此符號。網上競投服務並不適用於高估價拍賣品。

除高估價拍賣品外之其他拍賣品，不論拍賣品估計之預售低價為何，蘇富比有權要求準競投人填寫預先登記申請表及交付蘇富比港幣1,000,000 元或其他由蘇富比決定之更大金額的訂金（此適用於任何中國藝術品，中國書畫，中國古代書畫，瑰麗珠寶與翡翠首飾及現當代藝術晚間拍賣）及交付港幣500,000 元或其他由蘇富比決定之更大金額的訂金（此適用於任何其他類別之拍賣品）及任何財務狀況証明，擔保或/及其他由蘇富比全權酌情決定要求的抵押作為參加蘇富比競投的保障。蘇富比有權於任何時候向任何競投總和（成交價加買家支付之酬金）達到或超越競投人訂金10 倍的競投人要求任何額外訂金，擔保及/或其他由蘇富比決定之其他保障。額外訂金，擔保及/或其他保障的金額由蘇富比全權酌情決定。而蘇富比有權拒絕任何該競投人之其他競投直至該額外訂金，擔保及/或其他保障已交付予蘇富比。

蘇富比並無責任接受任何預先登記申請。蘇富比對此有最終的決定權。

顧客須於有關的拍賣日前不少於3 個工作天聯絡蘇富比進行預先登記。顧客必須緊記蘇富比無法於假日或週末取得財務狀況証明。任何所需訂金必須以電匯或借記卡/信用卡以港幣付款（顧客必須親身交付蘇富比其借記卡/ 信用卡）。

如顧客未能投得任何拍賣品，蘇富比將安排於有關出售日後十四個工作天內退回該顧客已付的訂金（不包含利息）。蘇富比可用訂金抵銷該顧客的任何欠款。任何涉及退款的兌換交易損失或費用，將由顧客承擔。

如蘇富比未能收到顧客填妥的預先登記申請表，或蘇富比要求的任何財務狀況証明，擔保，訂金或其他的抵押，或蘇富比不接受顧客提交的預先登記申請表，該等顧客可能不獲登記及不得競投拍賣品。
收取及儲存貨品
由拍賣後一個月起，閣下須為是次未獲領取的拍賣品支付儲存費，每件每月港幣1,800 元。詳情請參考' 給準買家之指引'。
[KE1]Modern Art, SEA and Contemporary will be 喜龍（香港）有限公司, all others except Wine will be 蘇富比
[KE2]BDs should advise the storage charge per category

Sotheby's | 蘇富比

5th Floor, One Pacific Place,
88 Queensway, Admiralty,
Hong Kong
Tel +852-2524-8121

Masterworks Cayman, SPC 050 Segregated Portfolio
Mr Scott Lynn
497 Broome Street
NEW YORK NY 10013
USA

Account number [redacted]
Date 22 April 2021

Your successful purchase in Contemporary Art Evening Sale

Sale HK1091 - 19 April 2021

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalising your transaction.

- **Invoice for HKD 18,325,000.00**

  Your payment is due 18 July 2021. Your invoice gives instructions on how to pay.

- **Shipping Quote**

  We will provide you with a quote for the cost of shipping your property within the next ten days.

  If you would prefer to collect your property or arrange your own shipping, please contact Post Sale Services who will assist you.

- **Providing identification**

  We are unable to complete your transaction without proof of identification. Please provide us with this documentation as soon as possible.

- **Lot image & details**

Register on Sothebys.com today

Activate your online account to view invoices, statements, manage bids, bid online and check payment statuses.

To activate your account, email enquiries@sothebys.com.

For assistance, please contact
Carolina Tam
Post Sale Manager
T +852 2822 5533
F +852 2501 4266
E hkpostsaleservices@sothebys.com

Sotheby's | 蘇富比

5th Floor, One Pacific Place,
88 Queensway, Admiralty,
Hong Kong
Tel +852-2524-8121

Masterworks Cayman, SPC 050 Segregated Portfolio
Mr Scott Lynn
497 Broome Street
NEW YORK NY 10013
USA

Account number	[redacted]
Invoice number	93201007
Date	22 April 2021
Sale currency	HKD

Invoice for Contemporary Art Evening Sale

Sale HK1091 - 19 April 2021

LOT 1123 - Kazuo Shiraga, Kosha, 1992, oil on canvas, 218 x 291 cm

Hammer price	HKD 15,000,000.00
Buyer's premium	HKD 3,175,000.00
Overhead premium	HKD 150,000.00
Lot total	**HKD 18,325,000.00**
Invoice total	**HKD 18,325,000.00**

- **Payment of HKD 18,325,000.00 is due on 18 July 2021**

This invoice replaces invoice number 93201005.

We can only accept payment from the buyer named on this invoice.

Bank transfers

- HSBC
  1 Queen's Road Central
  Hong Kong

  Account name
  Sotheby's Hong Kong Limited

  Account number
  [redacted]

  SWIFT code
  [redacted]

Please include your name, your account number [redacted] and invoice number (93201007)

Cheques

- Make payable to "Sotheby's Hong Kong Limited"
- Cheques must be drawn from a bank in Hong Kong
- Cheques take up to 3 business days to clear
- Send to Post Sale Services
  Sotheby's Hong Kong Limited
  5th Floor, One Pacific Place,
  88 Queensway, Admiralty,
  Hong Kong

The lot(s) listed on this invoice have been sold subject to our Conditions of Business. According to our Conditions of Business, late payment will be liable to interest charged at 2% per month and uncollected property will be subject to storage charges.

For assistance, please contact
Carolina Tam
Post Sale Manager
T +852 2822 5533
F +852 2501 4266
E hkpostsaleservices@sothebys.com

Sotheby's 蘇富比

5th Floor, One Pacific Place,
88 Queensway, Admiralty,
Hong Kong
Tel +852-2524-8121

Payment

Payment is due immediately after the sale. It is Sotheby's policy to accept payment only from the client named on the invoice. We reserve the right to decline payments received from anyone other than the invoiced party. Payment can be made by the following methods:

- Wire transfer in Hong Kong Dollars.
- Credit Card (Visa, Mastercard, Union Pay or American Express) payments may be made
  - a. In person by the cardholder at Sotheby's Hong Kong premises, subject to a maximum payment of HKD1,000,000 per sale
  - b. Online at www.sothebys.com/en/invoice-payment.html, subject to maximum payment amount as stated on the website
  - c. Via Sotheby's mobile app
- Cheques must be drawn from a bank in Hong Kong (made payable to Sotheby's Hong Kong Limited).
- Hong Kong Dollar Cash (subject to a maximum of HKD 80,000).

Whilst personal and company cheques (drawn in Hong Kong Dollars) are accepted, property will not be released until such cheques have cleared, unless you have a pre-arranged cheque acceptance agreement (the application form is available from Post Sale Services).

Bank transfers should be sent to:

HSBC, 1 Queen's Road Central, Hong Kong

Account Name: Sotheby's Hong Kong Limited

Account Number: [redacted]

SWIFT Code: [redacted]

Please instruct your bank to include your name, Sotheby's account number and invoice number.

Liability for loss or damage

Buyers are reminded that Sotheby's accepts liability for loss or damage to lots until the earlier of (i) collection or (ii) 30 calendar days after the date of the auction. Please refer to Condition 7 of the Conditions of Business for Buyers.

Request for identification

Sotheby's requires all clients to present government-issued identification to confirm their identity. Individual clients are requested to provide a copy of a passport, a driver's licence or other government-issued identification card containing a photograph and address. Corporate clients are requested to provide a copy of a Certificate of Incorporation or other government-issued document indicating the bona fide existence of the corporation, as well as proof of the individual's authority to act on behalf of the corporation. If you have any questions about the appropriate type of identification document, please contact Post Sale Services.

Shipping Services

Sotheby's offers a comprehensive shipping service. If you received a shipping quotation or have any questions about the services we offer, please contact Post Sale Services.

Sales and use tax

Local sales/use taxes may become payable upon import of purchases into certain states in the US. Buyers should obtain their own advice in this regard. In the event that Sotheby's ships purchased items into a US state in which Sotheby's is registered to collect sales tax, Sotheby's is obliged to collect and remit the respective state's sales/use tax in effect on the total price of the lot which includes hammer price, buyers premium, overhead premium and any requested shipping services including insurance, as applicable, of such items, regardless of the country in which the purchaser resides or is a citizen, unless a valid Resale Exemption Certificate has been provided to the Sotheby's Post Sale Services prior to the release of the property.

Local Tax Advisor

Sotheby's recommends that clients with questions regarding U.S. sales or use taxes related to property purchased at auction should seek tax advice from their advisors.

Exporting property

The export of any property from Hong Kong or import into any other country may be subject to one or more export or import requirements or restrictions. It is the buyer's sole responsibility to obtain any necessary export, import, firearm, endangered species or other permits or licences. The denial of any licence or delay in obtaining such licence shall not justify cancellation or rescission of the sale or any delay in payment. If you require any further information about the export of your property, please contact Post Sale Services.

Collection

In order to collect your property the following is required:

- Your payment in full (including any interest, handling and storage charges due) must be received and cleared.
- The person collecting must present valid identification as noted in "Request for identification".
- You must provide written authorisation for anyone collecting on your behalf. Please include the person's full name and the property to be collected. Please contact the Sale Administrator named in the relevant sale catalogue for the location of your purchase prior to collection. Please refer to Conditions 7 and 10 of our Conditions of Business for Buyers.

Storage charges

If you do not collect a purchased lot within 30 calendar days following the date of an auction, storage and handling charges may apply. Please refer to Condition 10(a) of our Conditions of Business for Buyers.

Contact information

Should you have any questions regarding payment, please contact Post Sale Services (Mon - Fri 9.30am to 6pm)

T +852 2822 5533

F +852 2501 4266

E hkpostsaleservices@sothebys.com

Sotheby's | 蘇富比

5th Floor, One Pacific Place,
88 Queensway, Admiralty,
Hong Kong
Tel +852-2524-8121

Masterworks Cayman, SPC 050 Segregated Portfolio
Mr Scott Lynn
497 Broome Street
NEW YORK NY 10013
USA

Account number	[redacted]
Date	22 April 2021
Sale currency	HKD

Lot image & details



Please keep this for your records

Kazuo Shiraga, Kosha, 1992, oil on canvas, 218 x 291 cm

Sale	Contemporary Art Evening Sale
Sale number & date	HK1091 - 19 April 2021
Lot number	1123
Dimensions (L x W x H)	294.00 x 4.50 x 220.00 CM
Purchase Price (excluding any taxes)	HKD 18,325,000.00